UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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CSG SYSTEMS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders and

2016 Proxy Statement

May 26, 2016

CSG Systems International, Inc.

9555 Maroon Circle, Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 26, 2016

Time:	8:00 a.m. local time

Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street Chicago, Illinois 60611

Agenda:	1.	To elect three Class I Directors nominated by our Board of Directors;
	2.	To approve the Performance Bonus Program, as amended and restated;
	3.	To approve the material terms of the performance goals under the Amended and Restated 2005 Stock Incentive Plan;
4. 5. 6.

To approve, on an advisory basis, our executive compensation;

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016; and

To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Record Date:

The Board of Directors fixed the close of business on March 30, 2016, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors of CSG Systems International, Inc.

Joseph T. Ruble

Secretary

April 12, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2016: The proxy statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of proxy materials (“Notice of Internet Availability”) to stockholders in lieu of a paper copy of the proxy statement, related materials and the company’s annual report to stockholders.

The Notice of Internet Availability provides instructions as to how stockholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

All stockholders are welcome to attend the annual meeting. If you attend the meeting and are a stockholder of record, you may vote in person. If you wish to attend and vote at the meeting and your shares are held in “street name,” you will need to obtain a proxy from the institution that holds your shares and should advise such institution not to vote your shares. A proxy which you give will not be used if you attend the meeting in person and so request.

Proxy Summary

2016 ANNUAL MEETING

This summary highlights information contained in this Proxy Statement. It is intended to assist you in your review of the proposals to be acted upon, and provide key information about the Company. For more complete information on any specific topic, please refer to the Table of Contents on the previous page.

Meeting:	Annual Meeting of Stockholders
Date:	May 26, 2016
Time:	8:00 a.m. local time
Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street, Chicago, Illinois 60611
Record Date:	March 30, 2016
These proxy materials are being made available to stockholders starting on or about April 12, 2016.

Proposals To Be Voted Upon
Proposal	Board Recommendation	Page #
1. To elect three Class I Directors nominated by our Board of Directors	For Each Nominee	11
2. To approve the Performance Bonus Program, as amended and restated	For	45
3. To approve the material terms of the performance goals under the Amended and Restated 2005 Stock Incentive Plan	For	48
4. To approve, on an advisory basis, our executive compensation	For	55
5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016	For	56

DIRECTOR NOMINEES
Name	Age	Director Since	Occupation	Independent	Committee Membership
Ronald H. Cooper	59	2006	Retired, former President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc.	Yes	Compensation Nominating and Corporate Governance (Chairman)
Janice I. Obuchowski	64	1997	Founder and President of Freedom Technologies, Inc.	Yes	Audit Nominating and Corporate Governance
Donald B. Reed	71	2005	Retired, former Chief Executive Officer of Cable & Wireless Global	Yes	Audit Board Chairman

Proxy Summary     i

Business Highlights
•	Generated $753 million in revenues;
•

Extended our market-leading position supporting the North American cable and video market with the successful migration of approximately two million additional customer accounts onto our pre-integrated, cloud-based platform;

•	Expanded our relationships with content creators, retailers, and cable companies with our cloud-based content management and monetization platform;
•	Improved traction with our international managed services offering;
•

Increased our profitability through the scale benefits of increased processing revenues, focused alignment of investments with strategic opportunities, and prudent management of our overall cost structure;

•	Delivered strong growth in earnings, along with $137 million in operating cash flows, thus ending the year with a balance of $241 million of cash, cash equivalents and short-term investments; and
•

Enhanced our capital allocation strategy in 2015 with an 11% increase in our dividend rate for payments totaling $22 million and $57 million in share repurchases, largely through the execution of the initial tranche of our three-year $150 million share repurchase program. In early 2016, we reinforced our commitment to returning cash to shareholders with an additional 6% increase in the dividend and the announcement of our intent to repurchase a minimum of up to $50 million of shares in 2016.

Governance Highlights

Our corporate governance practices are reviewed regularly. We believe they reflect best practices, as highlighted below:

•	Majority voting for uncontested director elections with plurality voting for contested director elections;
•	All directors independent (other than our Chief Executive Officer);
•	Independent Board chairman;
•	Regular executive sessions of independent directors;
•	Independent Audit, Compensation, and Nominating & Corporate Governance Committees;
•	Year-round Board engagement in long-term succession planning and talent management discussions;
•	Meaningful director and executive stock ownership guidelines;
•	Anti-hedging, anti-short sale, and anti-pledging policies;
•	Directors may not stand for election after age 75;
•	Annual independent director evaluation of the Chief Executive Officer;
•	Code of Ethics and Business Conduct for directors, officers, and employees; and
•	Annual advisory approval of executive compensation.

Compensation Highlights

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals and evolving competitive and governance practices. Highlights for 2015 include:

•	At least 55% of total target compensation for each executive on the achievement of key financial measures;
•

Delivered upon many of our key initiatives during 2015 and achieved a number of our financial targets. As a result, our named executive officers earned the annual performance bonus payouts and the majority of potential performance-based stock vesting under our executive compensation program;

•	Adopted a compensation clawback policy for our executive officers;
•	Eliminated potential income tax gross-ups for change of control benefits; and
•	94% of the votes cast on our 2015 say-on-pay proposal were in favor of our executive compensation program and policies.

ii     Proxy Summary

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING AND VOTING

Why am I receiving these materials?

CSG Systems International, Inc. (“we,” “us,” “our,” or the “Company”) will hold our 2016 Annual Meeting of Stockholders on May 26, 2016. These proxy materials explain the items of business that will be brought to a vote.

As a stockholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, the Board of Directors (the “Board”) is soliciting your proxy to vote on your behalf.

What information is contained in this proxy statement?

This proxy statement explains the proposals to be voted on at the Annual Meeting, describes the voting process, and provides information about corporate governance,	our Board, and the compensation of our directors and certain executive officers.

How do I get electronic access to the proxy materials?

You may view our proxy materials at www.proxyvote.com.

What items of business will be voted on at the Annual Meeting?

There are five proposals scheduled to be voted on at the Annual Meeting:

Proposal	Board recommendation
Proposal 1—To elect three Class I Directors nominated by our Board	FOR each nominee
Proposal 2—To approve the Performance Bonus Program, as amended and restated	FOR
Proposal 3—To approve the material terms of the performance goals under the Amended and Restated 2005 Stock Incentive Plan	FOR
Proposal 4—To approve, on an advisory basis, our executive compensation	FOR
Proposal 5—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016	FOR

Each of these proposals is discussed in this proxy statement.	We also will consider any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 30, 2016 (the “record date”). You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 32,550,715 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

CSG Systems International, Inc.       2016 Proxy Statement     1

May I attend the Annual Meeting?

You may attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You can vote	your shares even if you do not attend the Annual Meeting, and we encourage you to do so.

May I vote my shares in person at the Annual Meeting?

If you are a stockholder of record—meaning you hold our common stock in your name—you may vote those shares in person at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote at the Annual Meeting only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you will receive a “Notice of Internet Availability” which explains how to access the proxy materials online, contains a listing of matters to be considered at the meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in street name, your broker, bank, trustee, or nominee has the right to vote the shares, but should provide you a means to give voting instructions.

May I change my vote?

You may change your vote at any time before we take the vote at the Annual Meeting.

If you are a stockholder of record, there are three ways to change your vote: (1) deliver a new proxy bearing a later date (which automatically revokes your earlier proxy) by mail, telephone, or over the Internet; (2) provide a written notice of revocation to our Secretary; or (3) attend the Annual Meeting, specifically revoke your proxy, and vote in person. If you attend the Annual Meeting but do not specifically revoke your previously granted proxy, that proxy will remain in effect.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee. Alternatively, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you can attend the Annual Meeting and vote in person.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can hold the Annual Meeting and transact business if a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” are counted for the purpose of determining whether there is a quorum so long as the bank, broker, or nominee uses its “discretionary authority” to vote on Proposal 5 (auditor ratification). Broker non-votes and discretionary authority are described below.

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What is the voting requirement to approve each of the proposals?

Each of Proposals 1, 2, 3, 4, and 5 will be approved if the proposal receives the affirmative FOR vote of a majority of the votes cast on the proposal. For purposes of the election of directors, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.

Abstentions are considered votes cast on Proposals 2, 3, 4, and 5, and thus have the same effect as AGAINST votes. Abstentions are not considered votes cast on Proposal 1, the election of directors. Broker non-votes are not considered votes cast with respect to Proposals 1 and 4, and will not affect the outcome on those matters. With respect to the election of directors, in the event a director does not receive a majority of the votes cast that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.

Although the advisory vote to approve executive compensation is non-binding, as provided by law, our Board and the Compensation Committee will review the results of the vote and will consider the results in making future decisions on executive compensation.

How are votes counted?

Votes cast in person or by proxy will be tabulated by the inspector appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct. If you do not give instructions, your shares will be voted as recommended by the Board as follows:

•	For the election of each of the three Class I Directors nominated by our Board and named in this proxy statement;
•	For the approval of the Performance Bonus Program, as amended and restated;
•	For the approval of the material terms of the performance goals under the Amended and Restated 2005 Stock Incentive Plan;
•	For the approval, on an advisory basis, of the compensation paid to our named executive officers; and
•	For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the five proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Bret C. Griess and Joseph T. Ruble, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a nominee is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse the reasonable out-of-pocket expenses incurred in connection with that distribution.

CSG Systems International, Inc.       2016 Proxy Statement     3

Where can I find the voting results of the Annual Meeting?

We intend to announce voting results on a Current Report on Form 8-K filed with the SEC no later than four business days after the Annual Meeting.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Directors

Our current directors include: David G. Barnes, Ronald H. Cooper, Marwan H. Fawaz, Bret C. Griess, John L. M.

Hughes, Janice I. Obuchowski, Donald B. Reed, Frank V. Sica, Donald V. Smith, and James A. Unruh.

Director Independence

The Board has determined that every Board member except Mr. Griess, our President and Chief Executive Officer (“CEO”), is an “independent director” as defined in the applicable rule of The NASDAQ Stock Market, Inc., or NASDAQ. We believe that having a Board made up predominantly of independent, experienced directors with independent oversight by a non-executive Chairman (as further described below) benefits our Company and our stockholders.

Corporate Governance Practices and Documents

The Board encourages you to visit our corporate governance page on our website at http://ir.csgi.com/documents.cfm which provides information about our corporate governance practices and includes the following documents:

•	Committee Charters;
•	Code of Ethics and Business Conduct;
•	Corporate Governance Guidelines; and
•	Share Ownership Guidelines.

Information on our website is not incorporated by reference in this proxy statement.

Majority Voting

In 2014, the Board approved a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not count as votes cast for purposes of this provision. If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will continue to be elected by a plurality vote.

Communications with the Board

We invite stockholders to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address shown on the first page of this proxy statement. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chairman of the Audit Committee. All other letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed.

CSG Systems International, Inc.       2016 Proxy Statement     5

Annual Meeting Attendance

Historically, very few stockholders have attended our annual meetings; almost all stockholders who vote do so by proxy. Accordingly, directors are not required to attend our annual meetings. We expect employee directors to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our directors attended our 2015 Annual Meeting. The Board scheduled our 2016 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members present at the quarterly meeting of the Board can attend the Annual Meeting as well.

Director Attendance at Board Meetings

During 2015, the Board held six meetings. All directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served. In addition, during 2015 the Board held four executive sessions during which only independent directors were present.

Board Committees

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David G. Barnes	C
Ronald H. Cooper		M	C
Marwan H. Fawaz			M
Bret C. Griess
John L. M. Hughes		M	M
Janice I. Obuchowski	M		M
Donald B. Reed	M
Frank V. Sica		C
Donald V. Smith		M	M
James A. Unruh		M

“C” Chairman

“M” Member

Audit Committee

The Audit Committee is presently composed of Mr. Barnes (Chairman), Ms. Obuchowski, and Mr. Reed. The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs.

As required by the Audit Committee Charter (located at http://ir.csgi.com/documents.cfm), all members of the Audit Committee satisfy all NASDAQ requirements applicable to audit committee members and are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by NASDAQ. The Board has determined that Messrs. Barnes and Reed are “audit committee financial experts” as defined by applicable rules. The Audit Committee held four meetings during 2015.

Risk and Compliance Oversight. To administer our risk and compliance management program, we established a Business Risk Committee comprised of our named executive officers (“NEOs”) (see the Compensation Discussion and Analysis beginning on page 21), chaired by our Chief Financial Officer (“CFO”), and coordinated by our internal audit department. The internal audit department reports directly to the Audit Committee, and prepares a quarterly report for the Audit Committee summarizing material existing and emerging business risks.

We also maintain a formal risk assessment and risk mitigation program that is administered by our CFO. NEOs, in conjunction with members of our internal audit department, review this program periodically throughout the year. This program is intended to: (1) identify those risks that are most likely to affect our business; (2) assign an executive to be responsible for monitoring and mitigating those risks; and (3) provide a formal mechanism

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for the assigned executive to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the results of this program at each regularly scheduled meeting. In addition, our Chief Compliance Officer has a reporting relationship to the Audit Committee and provides a quarterly report to the Committee on compliance risks, issues, and activities.

Compensation Committee

The Compensation Committee presently is composed of Messrs. Cooper, Hughes, Sica (Chairman), Smith, and Unruh. The Compensation Committee’s primary purposes are to review and recommend senior management compensation and benefit policies, evaluate the performance of our executive officers, and review and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and our Performance Bonus Program for executive officers. The Compensation Committee also is responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management.

As required by the Compensation Committee Charter (located at http://ir.csgi.com/documents.cfm), all members of the Compensation Committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 and are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by NASDAQ. The Compensation Committee meets at least quarterly, and held five meetings during 2015.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant. To assist the Compensation Committee with its responsibilities, the Committee retains an independent compensation consultant, consults with our CEO and our head of Human Resources, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent compensation consulting firm to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) with those of a peer group of other public companies. The Compensation Committee considers this assessment and other data provided by the consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, and long-term incentives for our executive officers. For additional information about our executive compensation program, see the Compensation Discussion and Analysis beginning on page 21.

The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. The Compensation Committee utilizes Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. During 2015, PM&P provided only executive compensation guidance to the Compensation Committee and did not provide any other services to the Company. During 2015, the Compensation Committee requested information from PM&P, our executives, and our Board members in order to assess the independence of PM&P as the Committee’s compensation consultant and to determine whether PM&P’s work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that PM&P was independent and that the work of PM&P did not raise a conflict of interest.

Determining Non-Employee Director Equity Awards. In making equity awards to our non-employee directors, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of our Nominating and Corporate Governance Committee and the Board.

Risks Related to Compensation Policies and Practices for All Employees. The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking. The Board and senior management consider the following factors that reduce the likelihood of excessive risk taking:

•

Our “clawback” policy included in our executive employment agreements authorizes us, in certain cases, to reduce or cancel, or require recovery of, all or a portion of an executive officer’s annual bonus or long-term incentive compensation award.

•

Our compensation program consists of a balance of multiple elements, including base salary, annual cash incentive programs, and, for some employees, long-term equity incentive awards that are earned over a number of years.

CSG Systems International, Inc.       2016 Proxy Statement     7

•

The structure of our annual cash incentives for senior executives includes multiple performance measures that are objective and quantifiable with a corresponding minimum and maximum payout range and our sales compensation plan includes provisions to mitigate risk to the Company.

•

A significant portion of our executive officers’ pay is tied to long-term equity awards based on the achievement of pre-determined financial measures that we believe link the long-term interests of our executives with those of our stockholders.

•	Our executive officers are subject to stock ownership guidelines and must comply with our insider trading policy.
•	We have effective management processes, including a formal risk assessment process and strong internal controls.
•	Our Board and Audit Committee maintain regular oversight of our risk management program.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of the Company. In 2015, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under SEC rules. During 2015, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently is composed of Messrs. Cooper (Chairman), Fawaz, Hughes, Smith, and Ms. Obuchowski. The Nominating and Corporate Governance Committee’s primary purposes are to: (1) identify individuals qualified to become Board members; (2) recommend to the Board nominees for election as directors and directors for appointment to Board committees; (3) evaluate the Board’s performance; (4) review and recommend the compensation of our directors; and (5) develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

The Nominating and Corporate Governance Committee Charter (located at http://ir.csgi.com/documents.cfm) requires that a majority of the members be independent directors. The Nominating and Corporate Governance Committee held four meetings during 2015.

What We Look for in Director Nominees. In recommending nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills, and areas of expertise needed to enable the Board and its committees to properly discharge their responsibilities. When there is a need, the Nominating and Corporate Governance Committee utilizes the services of executive search firms with well-established board practices to assist in the identification and recruitment of qualified director nominees. This process supports our objective of recruiting highly qualified candidates that meet our specific criteria for skills, professional and governance experience, diversity, and the personal attributes we're seeking as discussed in more detail below. The Nominating and Corporate Governance Committee considers it necessary for the Board to have at least one independent member who qualifies as an “audit committee financial expert” and takes that requirement into account when recommending nominees. When identifying and assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers, among other things: (1) the number and type of other boards on which the candidate serves; (2) the candidate’s other business and professional commitments and potential conflicts of interest; (3) the candidate’s ability and willingness to devote the required amount of time to service as a Board member and as a member of one or more Board committees; and (4) the candidate’s age, background, reputation, independence, experience, skills, and judgment.

Our Nominating and Corporate Governance Committee considers the diversity of the Board’s membership when nominating directors. We interpret the term “diversity” in its broadest sense and believe it encompasses many attributes, including age, background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in maintaining a collective group of individuals with experience in operations, finance, accounting, marketing, human resources, sales, and international business, particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

Our Board members also should display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We believe the current members of our Board have a diverse set of business and

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personal experiences, backgrounds and expertise, and that they all share the personal attributes described above.

Stockholder Recommended Director Candidates. The Nominating and Corporate Governance Committee will consider qualified nominees recommended by our stockholders for election as directors. A stockholder who wishes to recommend a nominee for the Board should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. See Stockholder Proposals on page 58 of this proxy statement for additional requirements and information. Our Secretary will forward qualifying recommendations from stockholders to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that stockholder nominations for election to the Board are subject to certain advance notice and informational requirements. Stockholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112.

Board Leadership Structure

Since 2005, an independent director has served as non-executive Chairman of the Board. Currently, Mr. Reed serves in that position. We believe it is beneficial to separate the roles of Board Chairman and CEO for two reasons: the responsibilities of each position can be clearly delineated, and each individual can devote more time to a single position.

Our Corporate Governance Guidelines permit the Board to modify this leadership structure. In the future, if the Board believes it would be in the best interest of the Company and our stockholders, the Board may decide that one person should serve as both CEO and Board Chairman.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers, and employees of the Company and our subsidiaries. Our Code of Ethics and Business Conduct and Corporate Governance Guidelines are available on our website under Investor Relations, Corporate Governance, located at http://ir.csgi.com/documents.cfm. Information on our website is not incorporated by reference in this proxy statement. We will disclose on our website any amendments to our Code of Ethics and Business Conduct, or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable rules of the SEC. Historically, we have had minimal substantive changes to our Code of Ethics and Business Conduct, and there have not been any waivers that are required to be disclosed.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. None of our directors have been involved in any legal proceedings during the past 10 years required to be disclosed in this proxy statement.

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COMPENSATION OF DIRECTORS

During 2015, each non-employee director of the Company received an annual fee of $75,000, payable in quarterly installments. Additionally, each non-employee director receives an annual equity grant of restricted stock as determined by the Compensation Committee, which vests on the first anniversary of the grant. The annual Chairman retainers in 2015, also paid in quarterly installments, were as follows:

•	Chairman of the Board: $50,000;

•	Chairman of the Audit Committee: $16,000;
•	Chairman of the Nominating and Corporate Governance Committee: $10,000; and

•	Chairman of the Compensation Committee: $16,000.

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Griess is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

2015 Director Compensation

The following table contains information about the compensation of our non-employee directors for 2015. All amounts have been rounded to the nearest dollar.

Name	Total Fees Earned	Stock Awards (1)	Total
David G. Barnes	$91,000	$95,520	$186,520
Ronald H. Cooper	85,000	95,520	180,520
John L. M. Hughes (2)	75,000	95,520	170,520
Marwan H. Fawaz (3)	-	-	-
Janice I. Obuchowski	75,000	95,520	170,520
Donald B. Reed	125,000	95,520	220,520
Frank V. Sica	91,000	95,520	186,520
Donald V. Smith	75,000	95,520	170,520
James A. Unruh	75,000	95,520	170,520
Totals	$692,000	$764,160	$1,456,160

(1)    This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the accounting rules, Financial Accounting Standards Board ("FASB") has issued Accounting Standards Codification ("ASC") Topic 718.  The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant, August 19, 2015.  Each Board member was granted 3,000 shares of restricted stock in 2015, which will vest one year from the date of grant.

(2) As a foreign (U.K.) citizen, Mr. Hughes is subject to mandatory U.S. tax withholding on his director fees and stock awards which is deducted from his compensation.
(3) Mr. Fawaz joined the Board effective March 1, 2016.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is divided into three classes presently consisting of three Class I Directors, four Class II Directors, and three Class III Directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2016, 2017, and 2018, respectively, and until their respective successors are elected and qualified.

Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Messrs. Cooper and Reed, and Ms. Obuchowski, as the Class I Directors to serve until 2019. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company presently expects that all three nominees will be able to serve.

The Board Recommends a vote FOR the Election of Each of the Three Nominees for Class I Director.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Class I Directors – Term to Expire in 2019:

RONALD H. COOPER

Age: 59 Director Since: November 2006	Board Committees:
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee (Chairman)

Mr. Cooper is retired. He most recently served as the President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and Chief Operating Officer from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

Skills and Qualifications

Corporate Governance: Director and committee positions with various industry associations and non-profit boards of directors.

Industry Experience: Nearly 25 years of experience in the communications industry serving in executive positions at Adelphia, AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision.

Leadership Experience: Served in multiple senior executive roles, including as President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. and as President and Chief Operating Officer at Adelphia Communications. Experience in the acquisition and development of executive talent.

JANICE I. OBUCHOWSKI

Age: 64 Director Since: November 1997	Board Committees:		Other Public Directorships:
	• •	Audit Committee Nominating and Corporate Governance Committee	• •	Orbital ATK
Inmarsat

CSG Systems International, Inc.       2016 Proxy Statement     11

Ms. Obuchowski is the founder and President of Freedom Technologies, Inc., a research and consulting firm providing public policy, strategic, and engineering advice to companies in the communications sector, government agencies, and international clients, a position she has held since 1992. She was previously Chairman and the founder of Frontline Wireless, Inc., a public safety network start-up from 2007 through 2008. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radiocommunication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce and Administrator for the National Telecommunications and Information Administration (“NTIA”), and as the head of international government relations at NYNEX Corporation (now part of Verizon). She also has served on several non-profit and other publicly traded company boards. She holds a J.D. degree from Georgetown University and a B.A. degree from Wellesley College, and also attended the University of Paris.

Skills and Qualifications

Corporate Governance: Broad governance experience from her service as a director of multiple public companies and non-profit organizations.

Industry Experience: Extensive knowledge and expertise on various facets of the competitive landscape and government regulations impacting the communications and information technology sectors. Experience in international business affairs through her current and prior board positions, government appointments supporting international communications policies, and as head of international government relations at NYNEX.

Leadership Experience: Current President of Freedom Technologies, Inc. and former Chairman of Frontline Wireless. Led the NTIA, the government agency with internet and telecommunications policy, federal spectrum management, and government research facility responsibilities. Responsible for major U. S. delegations and support personnel at international conferences.

DONALD B. REED

Age: 71 Director Since: May 2005	Board Committees: • Audit Committee
Chairman Since: January 2010

Mr. Reed is retired. He served as Chief Executive Officer of Cable & Wireless Global from 2000 to 2003. Cable & Wireless Global, a subsidiary of Cable & Wireless plc, is a provider of internet protocol (“IP”) and data services to business customers in the U. S., United Kingdom, Europe, and Japan. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed’s career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company’s regional, national, and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed holds a B.A. degree in History from Virginia Military Institute.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of multiple public companies, including large multinationals, and his current position as Chairman of privately-held Oceus Networks Inc.

Financial Experience: Held executive management positions at several multi-billion dollar corporations where he developed expertise in financial management, risk assessment, investment knowledge, and strategic business development.

Leadership Experience: Over 30 years of experience in the domestic and international telecommunications industry including executive leadership positions as Chief Executive Officer for Cable & Wireless Global and as President and Group Executive for NYNEX Corporation. Extensive experience in developing and implementing strategies and policies for the acquisition and development of executive talent.

12     CSG Systems International, Inc.       2016 Proxy Statement

Class II Directors – Term Expires in 2017:

DAVID G. BARNES

Age: 54 Director Since: February 2014	Board Committees: • Audit Committee (Chairman)

Mr. Barnes currently serves as the Chief Financial Officer and a director for MWH Global, a private, employee-owned global provider of environmental engineering, construction, and strategic consulting services, a position he has held since 2008. MWH Global has entered into a definitive merger agreement with Stantec Inc., a publicly-traded professional design and consulting firm located in Edmonton, Canada, with an anticipated close date in the second quarter of 2016. From 2006 to 2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as Chief Financial Officer of Radio Shack Corporation. From 1999 to 2004, he was Vice President, Treasurer and U.S. Chief Financial Officer for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

Skills and Qualifications

Corporate Governance: Significant knowledge of public company governance functions such as approval of annual budgets and compensation, and experience being accountable to stakeholders for the organization’s financial performance, gained through executive financial positions at public companies. Also serves as a director of MWH Global.

Financial Experience: Almost 30 years’ experience in finance and strategic development gained from a wide spectrum of well-known and respected companies, including Western Union Financial Services, Radio Shack Corporation, and Coors Brewing Company. Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies.

Leadership Experience: Oversaw all financial activities for the United States business and performed the global investor relations function at Coors. Extensive experience in driving shareholder value in a variety of complex international businesses.

MARWAN H. FAWAZ

Age: 53 Director Since: March 2016	Board Committees: • Nominating and Corporate Governance Committee	Other Public Directorships: • Synacor, Inc.

Mr. Fawaz was appointed to the Board in March 2016. With more than 28 years of experience in the media, cable, telecommunications, and broadband industries, Mr. Fawaz offers a wealth of knowledge and expertise, developed from his current role as a principal of Sarepta Advisors, a strategic advisory and consulting group supporting the technology, media, and telecommunications industries, from 2013-present, and past positions as Executive Vice President and Chief Executive Officer of Google/Motorola Mobility from 2012-2013 and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications from 2006-2011. In addition, he served as Senior Vice President and Chief Technology Officer of Adelphia Communications from 2003-2006, and held leadership positions for other cable industry companies such as MediaOne, among others. Mr. Fawaz is currently an advisory board member of ADT, CenturyLink, Liberty Global plc, and Guavus Inc. He holds an M.S. degree in Electrical and Communication Engineering and a B.S. degree in Electrical Engineering, both from California State University at Long Beach.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of another public company and as an advisory board member to a number of large corporations with global operations.

Industry Experience: Over 28 years of experience in the cable, broadband, and telecommunications industry serving in executive positions at Google/Motorola Mobility, Charter Communications, Adelphia Communications, and MediaOne. Comprehensive understanding of the business practices and technology used by our largest customers.

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Leadership Experience: Served in multiple senior executive roles, including Chief Executive Officer of Google/Motorola Mobility and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications.

JOHN L. M. HUGHES

Age: 64 Director Since: March 2011	Board Committees:		Other Public Directorships:
	• •	Compensation Committee Nominating and Corporate Governance Committee	• • •	Just-Eat Group plc (Chairman) Spectris plc (Chairman) Equinix, Inc.

Former Public Directorships Held During the Past Five Years:
	• • • •	Telecity Group plc (January 2016) Sepura plc (September 2015) Vitec Group plc (June 2013) NICE-Systems Ltd. (September 2011)

Mr. Hughes previously served as Chairman of the board of directors for Intec Telecom Systems plc for nearly six years until it was acquired by us in 2010. Mr. Hughes currently serves as Chairman for several public corporations and for privately-held Zenos Cars. He is also a director for privately-held Scorpion Ventures Limited. Mr. Hughes has been an advisor to Oakley Corporate Finance since 2012 and previously served as an advisor to Advent International, a private equity fund, from 2008 to 2011. Prior to his board positions, from 2000 to 2004, Mr. Hughes served as Executive Vice President and Chief Operating Officer for Thales Group, a European provider of complex systems for the defense, aerospace, and commercial markets. Prior to 2000, he served as President of GSM/UMTS Wireless Networks of Lucent Technologies, and as a director of Convex Global Field Operations and Vice President and Managing Director of Convex Europe, a division of Hewlett Packard Company. Mr. Hughes holds a B.S. degree in Electrical and Electronic Engineering from the Hatfield Polytechnic (now the University of Hertfordshire).

Skills and Qualifications

Corporate Governance: Extensive knowledge of public company governance functions including monitoring the performance of chief executive officers, approving annual budgets and compensation, and being accountable for the organization’s performance, gained through roles as chairman and director for several companies.

Financial Experience: Extensive experience in leading global companies, making and integrating acquisitions, implementing restructuring programs, and enhancing shareholder value through effective management selection and development, sales growth strategies and operational excellence.

Leadership Experience: Several chairman and director positions for large, global communications and technology companies, as well as senior executive positions at various international communications and technology companies including lengthy periods living and working in the United States and France. Direct responsibility for major joint ventures in Japan and Australia and large development centers in India, China, and the United States.

DONALD V. SMITH

Age: 74 Director Since: January 2002	Board Committees:
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee (Chairman)

Mr. Smith is presently retired. Previously, he served as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he had been associated from 1988 through 2009, and where he served on the board of directors. From 1978 to 1988, he served as a Principal with Morgan Stanley & Co. Inc., where he headed the company’s valuation and reorganization services. He also serves on the board of directors of several non-profit organizations. Mr. Smith holds an M.B.A. degree from the Wharton Graduate School of the University of Pennsylvania and a B.S. degree from the United States Naval Academy.

14     CSG Systems International, Inc.       2016 Proxy Statement

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and non-profit companies.

Financial Experience: Over 40 years of expertise in financial, investment, and valuation analysis as an executive with international investment firms, notably as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc. and as Principal with Morgan Stanley & Co. Inc., dealing with corporate finance, mergers, acquisitions, financial restructurings, and other financial activities. Provided international investment banking advice and service to clients in various industries around the world.

Industry Experience: Significant advisory experience in markets directly related to our core competency, namely business services, data processing, software, and IT.

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Class III Directors – Term Expires in 2018:

BRET C. GRIESS

Age: 47 Director Since: January 2016	President and Chief Executive Officer (Since January 2016)

Mr. Griess currently serves as our President and Chief Executive Officer. He joined CSG in 1996 and held a variety of positions in Operations and Information Technology, until being appointed Executive Vice President of Operations in February 2009, Chief Operating Officer in March 2011, and President in June 2015. In January 2016, Mr. Griess was appointed President and Chief Executive Officer and a member of our Board. Prior to joining CSG, Mr. Griess was Genesis Product Manager with Chief Automotive Systems from 1995 to 1996, and an information systems analyst with the Air Force from 1990 to 1995. Mr. Griess holds an M.A. degree in Management and a B.S. degree in Management from Bellevue University in Nebraska, an A.A.S. degree from the Community College of the Air Force, and an A.S. degree in Business Administration from Eastern Florida State College, formerly Brevard Community College.

Skills and Qualifications

Industry Experience: Extensive knowledge of the businesses and markets we serve, which provides our Board with an acute understanding of business practices and special industry concerns.

Leadership Experience: Our current Chief Executive Officer and President. Brings executive level leadership, strategic thinking, business development, and strong financial oversight skills to the Board.

Financial Experience: Significant executive experience in operational finance, financial management, risk assessment, capital planning, and strategic business development.

FRANK V. SICA

Age: 65 Director Since: October 1994	Board Committees:		Other Public Directorships:
	•	Compensation Committee (Chairman)	• • •	JetBlue Airways Kohl’s Corporation Safe Bulkers, Inc.

Mr. Sica is currently a Managing Partner of Tailwind Capital. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 until 2003, he was President of Soros Private Funds Management, where he oversaw the direct real estate and private equity investment activities of Soros. In 1998, he joined Soros Fund Management where he was a Managing Director responsible for Soros’ private equity investments. From 1988 to 1998, Mr. Sica was Managing Director for Morgan Stanley Merchant Banking Division. In 1996, Mr. Sica was elevated to Co-CEO of Morgan Stanley’s Merchant Banking Division. Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

Skills and Qualifications

Corporate Governance: Broad experience serving as a director of multiple large public companies.

Financial Experience: Wide-ranging experience in venture capital, private equity, mergers and acquisitions, capital markets, management recruitment, executive compensation, and strategic planning across a broad range of commercial industries from his work at Morgan Stanley, Soros, and now at Tailwind Capital. Experience in investment banking serving global clients and in structuring international mergers and acquisitions.

Industry Experience: Comprehensive understanding of our business and markets, having served as a director of our Company for nearly 20 years.

16     CSG Systems International, Inc.       2016 Proxy Statement

JAMES A. UNRUH

Age: 75 Director Since: June 2005	Board Committees:		Other Public Directorships:
	•	Compensation Committee	•	Tenet Healthcare Corporation

Former Public Directorships Held During the Past Five Years:
	• • •	Prudential Financial, Inc. (May 2015) CenturyLink, Inc. (May 2012) Qwest Communications International, Inc. (March 2011)

Mr. Unruh became a founding Principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation from 1987 to 1997, including serving as its Chairman and Chief Executive Officer from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation, a predecessor of Unisys Corporation. Prior to 1982, Mr. Unruh was Chief Financial Officer with Memorex Corporation and also held various executive positions with Fairchild Camera and Instrument Corporation, including Chief Financial Officer. He holds an M.B.A. degree from the University of Denver and a B.S. degree from the University of Jamestown.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and private companies with global operations.

Financial Experience: Broad-based understanding of investments and corporate development in pursuing long-term strategic business objectives as a principal of Alerion Capital Group and as Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

Leadership Experience: Unique combination of expertise in information technology together with business and financial management experience gained through executive positions held at multinational technology firms. Chairman and Chief Executive Officer with Unisys Corporation and Senior Vice President—Finance and Chief Financial Officer with Burroughs Corporation.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth each stockholder known by us to own beneficially more than 5% of our outstanding common stock as of February 29, 2016.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc.	3,311,798	(1)	10.17%
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.	2,966,549	(2)	9.11%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	1,965,933	(3)	6.04%
245 Summer Street
Boston, Massachusetts 02210
Renaissance Technologies LLC	1,934,322	(4)	5.94%
800 Third Avenue
New York, New York 10022
LSV Asset Management	1,645,047	(5)	5.05%
155 N. Wacker Drive, Suite 4600
Chicago, Illinois 60606

(1)     On January 8, 2016, BlackRock, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2015, BlackRock, Inc. held an ownership position of 10.1% of the common stock outstanding and had sole voting power over 3,233,511 shares and sole dispositive power over 3,311,798 shares.

(2)     On February 10, 2016, The Vanguard Group, Inc. filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2015, The Vanguard Group held an ownership position of 9.07% of the common stock outstanding and, of these total shares, had sole voting power over 72,084 shares, shared voting power over 3,400 shares, sole dispositive power over 2,893,065 shares, and shared dispositive power over 73,484 shares.

(3)     On February 12, 2016, FMR LLC filed a Schedule 13G with the SEC stating that, as of December 31, 2015, FMR LLC held an ownership position of 6.012% of the common stock outstanding and, of these total shares, had sole voting power over 1,525,863 shares and sole dispositive power over 1,965,933 shares.

(4)     On February 11, 2016, Renaissance Technologies LLC filed an amendment to Schedule 13G with the SEC stating that, as of December 31, 2015, Renaissance Technologies LLC held an ownership position of 5.94% of the common stock outstanding and, of these total shares, had sole voting power over 1,839,389 shares, sole dispositive power over 1,934,270 shares, and shared dispositive power over 52 shares.

(5)    On February 12, 2016, LSV Asset Management filed a Schedule 13G with the SEC stating that, as of December 31, 2015,  LSV Asset Management held an ownership position of 5.05% of the common stock outstanding and, of these total shares, had sole voting power over 675,566 shares and sole dispositive power over 1,645,047 shares.

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Directors and Executive Officers

The table below sets forth to our knowledge the beneficial ownership of common stock held by each director and each executive officer of the Company named in the 2015 Summary Compensation Table on page 33, individually, and by all directors and executive officers of the Company as a group as of February 29, 2016.

	Total Shares of Common Stock Beneficially Owned (1) (2)	Percentage of Common Stock Outstanding
David G. Barnes	5,800	*
Ronald H. Cooper	34,068	*
Marwan H. Fawaz (3)	-	*
Bret C. Griess	205,281	*
John L. M. Hughes	15,598	*
Peter E. Kalan (4)	310,738	*
Janice I. Obuchowski	43,786	*
Donald B. Reed	42,868	*
Joseph T. Ruble	121,256	*
Frank V. Sica	24,550	*
Donald V. Smith	42,868	*
James A. Unruh	39,868	*
Randy R. Wiese	171,911	*
All directors and executive officers as a group (13 persons)	1,058,592	3.25%

* Less than 1% of the outstanding common stock.

(1)    Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)    Includes restricted shares of common stock awarded under the 2005 Stock Incentive Plan of the Company, which have not vested.  Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement.  The persons named in this table held the numbers of unvested restricted shares shown opposite their respective names as of February 29, 2016.

(3) Mr. Fawaz joined the Board effective March 1, 2016.
(4) Mr. Kalan's beneficial ownership is as of December 31, 2015 at which time he was no longer a director or executive officer of CSG.
	Number of Unvested Restricted Shares
David G. Barnes	3,000
Ronald H. Cooper	3,000
Marwan H. Fawaz (3)	-
Bret C. Griess	143,172
John L. M. Hughes	3,000
Peter E. Kalan (5)	138,843
Janice I. Obuchowski	3,000
Donald B. Reed	3,000
Joseph T. Ruble	93,438
Frank V. Sica	3,000
Donald V. Smith	3,000
James A. Unruh	3,000
Randy R. Wiese	111,480
Total	510,933

(5)    Mr. Kalan's number of unvested restricted shares is as of February 29, 2016, consistent with the other directors and executive officers.  As previously mentioned, he was no longer a director or executive officer of CSG as of December 31, 2015.

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Share Ownership Guidelines

The Board has established share ownership guidelines for our directors and executive officers. Below is a summary of the current required minimum share ownership levels:

Minimum Share Ownership Level
CEO	Value equal to three times annual base salary
Other executive officers	Value equal to annual base salary
Directors	Value equal to four times annual cash compensation

Each executive officer is expected to attain the minimum ownership level within four years of his or her date of appointment. Directors do not have a specific timeframe to attain their share ownership requirements, but they may not sell any granted/retained shares of stock in the corporation until the requirements are met.

Ownership levels are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock. As of February 29, 2016, each of our executive officers and directors were in compliance with the applicable ownership guidelines.

Hedging and Pledging Policy

As part of our insider trading policy, all employees, including our executive officers, and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities, establishing margin accounts, or otherwise pledging our securities and engaging in transactions that are designed to hedge or offset any decrease in the market value of our stock.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires our officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company’s equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company’s equity securities with the SEC. Officers, directors, and stockholders who own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on our review of the copies of such forms submitted to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our officers and directors were complied with for the year ended December 31, 2015.

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EXECUTIVE COMPENSATION –  COMPENSATION DISCUSSION AND ANALYSIS

This section explains our 2015 executive compensation program as it relates to the following NEOs. Compensation information for the NEOs is presented in the tables following this discussion.

Peter E. Kalan (1)	CEO
Randy R. Wiese	Executive Vice President and CFO
Joseph T. Ruble	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
Bret C. Griess (1)	President and Chief Operating Officer (“COO”)

(1)

In June 2015, Mr. Griess was named President and COO by the Board.  Effective January 1, 2016, Mr. Griess became our President and CEO and was appointed to the Board. Mr. Kalan resigned as CEO and from the Board on December 30, 2015 and retired from the Company on March 31, 2016.

CEO Transition, Leadership Team Expanded

At the end of 2015, Mr. Kalan announced his plans to retire from his role as CEO and from the Board following 19 years of service with us. Under Mr. Kalan’s leadership, we have become a leading business support solutions provider in the North American cable and satellite markets, expanded our presence internationally, invested in next generation solutions aimed at the changing video landscape, and groomed the next generation of our leaders to build upon this legacy.

Effective January 1, 2016, CSG veteran Bret Griess was named to succeed Mr. Kalan as CEO and was appointed to the Board. Mr. Griess’ CEO appointment is the result of the Board’s succession planning process and the confidence in our management team to continue to drive long-term shareholder value. Mr. Griess has established a clear strategy to prioritize and focus our go-to-market approach, expand our footprint within our clients’ businesses and within the video, carriers, and over-the-top industries, and pursue targeted opportunities for profitable growth. To meet these objectives, Mr. Griess and the Board expanded our leadership team, redefined roles, and organized around our strategy.

Effective March 1, 2016, Brian Shepherd was named as President of our Global Broadband, Cable and Satellite Business. Mr. Shepherd is a leader and industry veteran who will help leverage our domain expertise and our proven and established teams to expand our existing customer relationships and drive new business both in the U.S. as well as in international markets. Additionally, we promoted Ken Kennedy, Chief Technology Officer and Senior Vice President of Product Management, Development and Operations, to our Executive Vice President of Product Development. He is tasked with supporting and helping lead our clients in their evolution to digital services with the continual innovation of our solutions. In addition, we appointed Marwan H. Fawaz to our Board. He has more than 25 years of experience as a leader within the North American cable industry and senior management experience with Google/Motorola Mobility and Charter Communications.

Executive Summary

Company Overview and Business Strategy

We are one of the world's largest and most established providers of business support solutions. We primarily serve the communications industry, whose businesses have evolved from a single product offering to highly complex, highly competitive, multi-product service offerings. Our solutions help service providers streamline and scale operations, introduce and adapt products and services to meet changing consumer demands, and address the challenges and opportunities brought about by changes to their businesses. Our approach has centered on using the best technology for the various functions required to provide world-class solutions.

Our goal is to be the most trusted provider of world-class software and services to service providers around the world who depend upon the timely and accurate processing of complex, high-volume transactions to operate their business and deliver a superior customer experience. We believe that by successfully executing on this goal we can grow our revenues and earnings, and

CSG Systems International, Inc.       2016 Proxy Statement     21

therefore, create long-term value, not only for our clients and our employees, but for our stockholders as well. Our strategic focus to accomplish this goal is as follows:

•	Create long-term recurring client relationships within the core communications industry;
•	Expand our product and services portfolio through continuous innovation;
•	Increase our value proposition through continuous improvement and efficiency;
•	Deliver on our commitments; and
•	Bring new skills and products to market.

Our Overall 2015 Performance

We had a solid performance in 2015, delivering positive financial and operational results, executing on many of our key strategic initiatives, and continuing to expand and extend our relationships with many of our clients.

Key highlights of our 2015 performance include the following:

•	Generated $753 million in revenues;
•

Extended our market-leading position supporting the North American cable and video market with the successful migration of approximately two million additional customer accounts onto our pre-integrated, cloud-based solution;

•	Expanded our relationships with content creators, retailers, and cable companies with our cloud-based content management and monetization platform;
•	Improved traction with our international managed services offering;
•

Increased our profitability through scale benefits of increased processing revenues, focused alignment of investments with strategic opportunities, and prudent management of our overall cost structure; and

•	Delivered strong growth in earnings, along with $137 million in operating cash flows, thus ending the year with a balance of $241 million of cash, cash equivalents and short-term investments.

Enhanced Capital Allocation Strategy

Our strong operating model and financial position allow us to return capital to stockholders, and also allow us to continue to invest in the long-term growth of our business.

In 2015, we announced an increase in our capital allocation to stockholders and an improvement in our capital structure, including the following key items:

•	An 11% increase in our dividend rate;
•	A planned increase in our share repurchases of up to $150 million under our stock repurchase program over three years (2015-2017); and
•	An amendment to our current credit agreement to provide additional capital capacity and flexibility in managing our capital structure.

Under this enhanced capital allocation structure, we paid a total of $22 million in dividends and repurchased $57 million of our outstanding shares.

In early 2016, we reinforced our commitment to returning cash to shareholders with an additional 6% increase in the dividend and the announcement of our intent to repurchase a minimum of up to $50 million of shares in 2016.

In summary, we continue to execute in a challenging business environment by delivering on our business objectives and enhancing our capital allocation strategy.

2015 Executive Compensation Highlights

In June 2015, Mr. Griess was named as President and COO by the Board. At that time, the Board approved a salary increase and revised performance-based incentive for Mr. Griess to be commensurate with competitive market practice for the duties and responsibilities of the position. Mr. Griess later became our President and CEO on January 1, 2016.

We made some important changes to our executive compensation program in 2015, consistent with evolving governance practices for executive compensation. These changes included the following:

•	Adopted a compensation clawback policy for our executive officers; and
•	Eliminated potential income tax gross-ups for change of control benefits.

Additionally, after considering compensation within our peer group and consulting with PM&P, the Compensation Committee (“Committee”) independently assessed the value and competitiveness of each NEO’s compensation including various pay components. Based upon their assessment, the Board and the Committee made the following decisions regarding the framework for the 2015 executive compensation program:

Base salary. The Board increased our CEO’s base salary by 10% and the base salaries of each of our other three NEOs by 3% to align their salaries with the corresponding median levels within our peer group.

22     CSG Systems International, Inc.       2016 Proxy Statement

Annual incentive program. The Committee approved an increase in Mr. Griess’ target bonus percentage from 100% to 150% of base salary as part of his promotion to President and COO in June 2015. The target and maximum bonus percentages for Mr. Kalan, Mr. Wiese, and Mr. Ruble did not change from 2014. For more information, see 2015 Compensation on page 27.

Long-term incentive (“LTI”) program. For the February 2015 annual grant, the Committee maintained the LTI award program with 60% of each NEO’s award granted in the form of performance-based restricted stock. Performance-based restricted stock vests ratably over three years if we achieve predetermined financial targets, or in full if a predetermined stock price target is achieved at the end of the third year. The other 40% of each NEO’s award is in the form of time-based restricted stock that vests ratably over four years.

In addition, in November 2015, the Committee granted special one-time awards to Mr. Wiese and Mr. Ruble in the form of restricted stock that vests ratably over two years. These awards were retention awards to ensure leadership continuity following Mr. Kalan’s retirement. The Committee granted Mr. Griess a special one-time award in recognition of his forthcoming promotion to CEO that vests ratably over four years.

For more information on our executive compensation program, see 2015 Compensation beginning on page 27.

Pay-for-Performance Compensation Program

At least 55% of each NEO’s total target compensation for 2015 was based on our achievement of key financial measures under our annual and long-term incentive plans.

We delivered upon many of our key initiatives during 2015 and achieved a number of our financial targets. As a result, our NEOs achieved payouts and performance-based stock vesting under our executive compensation program as follows:

•	Earned a payout of 122% of target under the Annual Performance Bonus Plan for 2015;
•	Vested 98% of the first tranche for the 2015 performance-based restricted stock award;
•	Vested in the remaining 10% of the first tranche and 100% of the second and third tranches of the 2013 awards; but
•	Did not vest in the second tranche of the 2014 award.

For more information see 2015 Compensation beginning on page 27.

2015 Say-on-Pay Results

More than 94% of the votes cast (For/For + Against) on our 2015 say-on-pay proposal were in favor of our executive compensation program and policies. When making compensation decisions for our NEOs, the Committee considers the voting results of our annual say-on-pay proposal along with other factors, such as our pay-for-performance philosophy and a competitive market analysis of peer companies to determine compensation practices. The Committee considered the results of the 2015 advisory vote, and did not make changes to the program based on the voting results.

Solid Governance and Compensation Practices

WHAT WE DO	WHAT WE DO NOT DO

✔ Majority of pay is performance-based	✘ No repricing or replacing of underwater options without shareholder approval
✔ Meaningful share ownership guidelines	✘ No tax gross-ups
✔ Clawback policy for executive officers	✘ No excessive perquisites
✔ Independent compensation consultant, hired by Compensation Committee	✘ No dividends or dividend equivalents paid on unvested time-based or performance-based shares (dividends accrue and are paid only upon vesting)
✔ Include “double-trigger” change of control provisions	✘ No “single-trigger” change of control vesting of equity awards
✔ Limit post-employment and change of control benefits	✘ No hedging or pledging of the Company’s securities is permitted
✔ Hold annual say-on-pay vote
✔ Design incentive plans to allow awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code

CSG Systems International, Inc.       2016 Proxy Statement     23

Key Compensation Governance Factors

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

We adopted a clawback policy in 2015 that covers our executive officers. The policy authorizes us to reduce or cancel, or require the recovery of, all or a portion of an executive officer’s annual bonus or long-term incentive compensation award for intentional misconduct that leads to a material restatement of the financial statements of the Company. For additional information, see Employment Agreements on page 40.

We eliminated potential income tax gross-ups. During 2015, we entered into amended and restated employment agreements with our executives. A key feature of the new agreements is the elimination of potential income tax gross-ups for change of control benefits. For additional information regarding the agreements, see Employment Agreements on page 40.

We design performance-based compensation to reflect our business strategy and enhance stockholder value. We currently use revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Earnings Per Share (“EPS”), and Stock Price measures, as the financial performance metrics for our performance pay programs. Each measure represents a key financial metric that reflects on the execution of our long-term business strategy to enhance stockholder value. For additional information about our business strategy, see Company Overview and Business Strategy on page 21.

We emphasize the long term. A significant portion of our NEOs’ total compensation is in the form of long-term equity awards, 60% of which is performance-based restricted stock that fully vests if we achieve specific financial or stock price measures.

We align the financial interests of our executives with the interests of our stockholders through equity awards and share ownership guidelines. Each NEO must own at least the threshold level of our shares that is consistent with our share ownership guidelines. For additional information, see Share Ownership Guidelines on page 20.

We have a policy prohibiting hedging and pledging transactions involving our stock. Our NEOs and other insiders are prohibited from selling our stock short, pledging our stock as collateral, or entering into transactions in puts or calls that raise similar concerns regarding speculation in our stock. For additional information, see Hedging and Pledging Policy on page 20.

We provide only limited perquisites and other benefits. Our NEOs are generally eligible for few perquisites or benefits that are not available to our employees. For additional information, see the 2015 Summary Compensation Table on page 33.

We rely on the advice of an independent compensation consultant. The Committee has engaged an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

No dividends or dividend equivalents paid on unvested stock awards. We do not pay dividends or dividend equivalents on unvested stock awards. Dividends accrue on time-based and performance-based restricted stock awards and are paid only on shares that vest.

Determining Executive Compensation

Each year during its February meeting, the Committee certifies the following for the previous fiscal year: the level of performance attained, the amount payable under the Annual Performance Bonus plan, and the vesting levels for our performance-based restricted stock awards. The Committee also evaluates and recommends to the Board the base salary for each of our NEOs as well as the performance metrics and target levels for the Annual Performance Bonus plan and performance-based restricted stock awards. The target levels typically are established based upon our initial internal financial targets and adjusted for a pre-established growth factor for performance-based restricted stock awards that extend over a three-year period.

When making compensation decisions and recommendations, the Committee considers the following key factors:

•	Competitive peer group and market information and guidance provided by PM&P;
•	Our financial and operational performance;
•	Progress on key strategic initiatives;
•	Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs;
•	Committee and Board evaluations, both formal and informal, of the NEOs; and
•	A comparison of our actual results with the target measures for the annual performance bonus and long-term incentive awards.

As required by the Committee’s charter, the CEO may not be present when either the Committee or the Board discuss or vote on CEO compensation.

The Committee undertakes considerable analysis when determining metrics to be used in both its annual performance bonus program and performance-based equity.

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The Committee’s goal is to select a combination of metrics that, if achieved in the long-term, will most likely result in positive shareholder return.  One of the more challenging aspects of this endeavor is to set goals that effectively incent management to achieve long-term results while maintaining the consistent operational excellence our customers have come to expect.

All of our current performance-based equity awards to our executives employ a three-year time horizon, with a third of the shares in each award eligible for vesting annually upon achievement of the specified performance metrics.  Up to 100% of the eligible shares may vest each year if the minimum metric threshold is achieved. If the executives earn less than 100% vesting based on the level of achievement against the performance targets for a particular year within the three-year incentive-performance period, the executives have the opportunity to earn the remaining vesting percentage if certain performance criteria are met in the second or third year.

We are of the view that this performance-based design strikes an appropriate balance between ensuring the business is operating at its optimal level in the short-term, while incenting management to invest in the business for long-term results.

Role of the Independent Compensation Consultant and Management

The Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel, and other advisers to help the Committee perform its responsibilities. It has the sole authority to approve the fees, scope, and other terms of engagement with its compensation consultant and other advisers, with full funding provided by the Company. The Committee is responsible for determining the independence of its compensation consultant and other advisers. Management is available at the Committee’s request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

For 2015, the Committee again engaged PM&P to advise it on executive compensation matters. The Committee instructed PM&P to take a broad view of the competitive compensation landscape to assist the Committee in structuring a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team. PM&P reviewed compensation data available from peer company proxy statements and published survey sources using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities. For additional information regarding the peer group component companies and pay of our NEOs compared to the peer group, see Role of Benchmarking in Determining Compensation and Peer Group on page 26.

Compensation Mix

The compensation program for each of our NEOs includes the following components, which together comprise Total Direct Compensation: base salary, an annual performance bonus, and two types of long-term incentive awards. The objective of each component and the form in which each is delivered if earned is outlined as follows:

Overview of NEO Total Direct Compensation

Core Component	Purpose and Objective	Percentage of Total Direct Compensation	Form
Base Salary	Provide base compensation that is competitive and reflects the scope of responsibility, level of authority, and overall duties of the position	16-23%	Cash
Annual Performance Bonus	Provide an annual bonus opportunity tied to Company performance and achievement of individual performance objectives	21-32%	Cash
Long-Term Stock Incentive Awards	Provide performance-based equity awards tied to Company performance over a three-year period	31-35%	Performance-based
	Provide time-based equity awards that vest ratably over a four year period	21-23%	Time-based

CSG Systems International, Inc.       2016 Proxy Statement     25

Total Direct Compensation. The Committee targets Total Direct Compensation (the sum of all three core compensation components) for our NEOs to be between 65% and 75% of our peer group’s total direct compensation. The following table shows how our NEOs’ compensation levels compare (on a percentile basis) to our peer group company information for Total Direct Compensation.

Named Executive Officer (1)	Base Salary	Total Cash Compensation	Total Direct Compensation
Peter E. Kalan	Below the 25th	Above the 75th	Near the 50th
Randy R. Wiese	Near the 50th	Above the 75th	Above the 75th
Joseph T. Ruble	Near the 50th	Above the 75th	Between the 50th and 75th
Bret C. Griess	Near the 50th	Above the 75th	Between the 50th and 75th

(1)    In order to align the level of responsibility and job complexity for the positions held by our NEOs with those of our peer group as part of our market compensation analysis, the following considerations were made: (a) Mr. Ruble is matched to the fifth highest paid executive in the peer group with a 20% premium applied, and (b) Mr. Griess is matched to the second highest paid executive in the peer group with a 10% premium applied.

The charts below illustrate the percentage of compensation the CEO and other NEOs would generally receive, if paid at target level, for each core compensation component, based on 2015 compensation:

 Role of Benchmarking in Determining Compensation and Peer Group

Role of Benchmarking in Determining Compensation

To assist the Committee in establishing 2015 compensation for the NEOs, PM&P provided a competitive assessment using peer group compensation information and industry survey data for the primary elements of our NEO compensation packages. PM&P developed benchmarking market data by blending the peer group and industry survey data equally. The peer group composition is described in the next section. The industry survey data was comprised of technology companies, represented in the Culpepper and Radford compensation surveys, with revenues ranging from $500 million to $1 billion.

The Committee recognizes that peer group comparisons and industry survey data may not be perfectly aligned because the executive titles and responsibilities at peer group companies may not be comparable to those of our NEOs with similar or equivalent titles.

Our compensation philosophy is intended to ensure leadership continuity as part of our succession planning and to leverage variable incentive pay tied to Company performance. The Committee generally considers Total Direct Compensation (including target bonus) for a NEO to be competitive if it is between the 65th and 75th percentile of the blended peer group and industry survey data.

To achieve the desired pay positioning, base salaries are generally targeted at the 50th percentile and target annual performance bonus (assuming targeted performance levels are achieved) and total long-term incentive value are generally targeted between the 50th and 75th percentiles.

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Peer Group Used for Benchmarking

The peer group used to determine 2015 compensation, as listed in the table below, was comprised of companies with revenues ranging in size from $249 million to $2.6 billion at year-end 2014.

        2015 Company Peer Group

Comverse, Inc.	Convergys Corporation
DST Systems, Inc.	Echo Global Logistics, Inc.
Global Cash Access Holdings, Inc. (1)	Informatica Corporation (2)
Sapient Corporation (3)	Solera Holdings, Inc. (4)
StarTek, Inc.	Sykes Enterprises, Inc.
TIBCO Software, Inc. (5)
(1)	Global Cash Access Holdings rebranded in 2015 and is now Everi Holdings Inc.
(2)	Informatica was acquired by Permira Funds and the Canada Pension Plan Investment Board in August 2015.
(3)	Sapient was acquired by Publicis Group in February 2015.
(4)	Solera was acquired by Vista Equity Affiliates in March 2016.
(5)	TIBCO Software acquired by Vista Equity Partners in December 2014.

The peer group used for compensation benchmarking is reviewed annually to ensure that its composition and characteristics remain consistent with our objectives. In advance of the 2016 benchmarking review, PM&P noted that four peer companies had been acquired or would be acquired. As such, a revision to the peer group for 2016 to increase the number of peer companies was initiated. PM&P reviewed companies with a comparable range of annual revenue in the data processing, outsourced services, and application software industries. In addition to providing written materials to the Committee, PM&P discussed with the Committee its experiences and observations regarding the compensation practices and philosophies of other Companies.

Based on the considerations detailed above, the Compensation Committee approved a new 21-company peer group at their November 2015 meeting for 2016 benchmarking purposes. Companies included are in the software and data processing industries and were selected for their comparable size, product, service offerings, customers, and markets. The peer group that will be used to determine 2016 compensation is listed in the following table:

2016 Company Peer Group

ACI Worldwide, Inc.	Blackbaud Inc.
BroadSoft, Inc.	Cardtronics Inc.
CoreLogic, Inc.	DST Systems Inc.
Echo Global Logistics, Inc.	Euronet Worldwide, Inc.
Everi Holdings Inc.	Exlservice Holdings, Inc.
Fair Isaac Corporation	Informatica Corporation
Interactive Intelligence Group Inc.	ModusLink Global Solutions, Inc.
NeuStar, Inc.	Solera Holdings Inc. (1)
Sonus Networks, Inc.	Sykes Enterprises, Incorporated
Synchronoss Technologies, Inc.	Verint Systems Inc.
WEX Inc.

(1)	Solera was acquired by Vista Equity Affiliates in March 2016.

2015 Compensation

2015 Annual Base Salaries

For 2015, the Committee recommended to the Board, and the Board approved, the following base salaries:

NEO	2015 Base Salary	2014 Base Salary	% Increase in Base Salary from 2014
Peter E. Kalan	$660,000	$600,000	10.0%
Randy R. Wiese	$403,142	$391,400	3.0%
Joseph T. Ruble	$371,315	$360,500	3.0%
Bret C. Griess (1)	$450,000	$414,750	8.5%

(1)    Mr. Griess received a 3% salary increase in February 2015; he was later named President and COO in June 2015 and received a promotional increase resulting in a total annual salary increase of 8.5%.

The Board approved these increases to make the salaries for our NEOs more consistent with the corresponding median levels within our peer group to be commensurate with competitive market practice for the duties and responsibilities of these positions.

2015 Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Performance Bonus Plan.

The annual performance bonus for each NEO is determined based on the following formula:

Base Salary. The starting point for each NEO’s bonus calculation is the NEO’s base salary.

CSG Systems International, Inc.       2016 Proxy Statement     27

NEO Target Bonus Percentage. The Committee provides competitive target bonus opportunities for the NEOs and sets the annual performance goals. After considering the competitive compensation information provided by PM&P, the Committee decided to keep the CEO and other NEO target bonus percentages the same from 2014 to 2015. At the time of Mr. Griess’ promotion to COO and President in June 2015, his target bonus percentage was increased from 100% to 150%.

The 2015 and 2014 target bonus percentages of base salary for each NEO are as follows:

NEO	2015 Bonus - % of Base Salary	2014 Bonus - % of Base Salary
Peter E. Kalan	200%	200%
Randy R. Wiese	100%	100%
Joseph T. Ruble	100%	100%
Bret C. Griess	150%	100%

Company Performance Percentage. The Company performance percentage, which is based on our performance against two pre-established financial performance measures, is the same for all of the NEOs. If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. If CSG misses the minimum threshold performance for either measure, the Company performance percentage will be zero (0%). The following table shows CSG’s performance with respect to the 2015 targets for revenue and Adjusted Operating Income:

(in millions)	2015 Results (1)	2015 Target (100% Payout)	2015 Minimum Threshold
Revenue (50% weighting)	$753	$763	$723
Adjusted Operating Income (50% weighting) (2)	$128	$111	$104

(1)    The 2015 results shown above are derived from the audited financial information included in the Company’s 2015 Form 10-K. These results and the determination of the bonus earned are certified by the Committee.

(2)    The definition of Adjusted Operating Income is determined at the beginning of the year when the financial target is established and is calculated by excluding from our operating income prepared in accordance with accounting principles generally accepted ("GAAP") in the United States ("U.S."): (1) one or more unusual operating items that occur during the year that are not considered reflective of our recurring core business operating results; and (2) certain non-cash expense items, which may or may not exist in any given year. We believe this measure helps investors understand our cash generating capabilities over time. For 2015, the following items were excluded from operating income prepared in accordance with GAAP to determine Adjusted Operating Income:

• restructuring and reorganization charges; and
• amortization of acquired intangible assets.

Revenues were slightly less than the target, yet the Company overachieved against the Adjusted Operating Income target due to strong operating margins; therefore, the Company performance percentage achieved was calculated at 122% and was certified by the Committee.

NEO Individual Performance Percentage. The final component of the annual performance bonus is a determination by the Committee of each NEO’s achievement (up to 100%, which is also the maximum) of individual performance objectives. This evaluation is based upon the common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance stockholder value over the long term.

Common objectives. Common elements of NEO objectives include operational and functional responsibilities. Specifically, each NEO has multiple objectives associated with the stewardship of the NEO’s areas of responsibility. The particular objectives vary by NEO, but typically include achieving both near- and long-

term business objectives and meeting budget expectations.

Unique objectives. The following are examples of categories of individual objectives unique to one or more of the NEOs based on area of responsibility within the Company:

•

Deliver on key development initiatives. As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones.

•

Maintain client relationships. A significant portion of our revenue is derived from a small number of key clients, and a critical objective is to ensure that these relationships remain strong and, when applicable, that important contracts are renewed under terms satisfactory to both parties.

•	Contribute to growth initiatives. Implementation of our long-term strategic plan is a fundamental

28     CSG Systems International, Inc.       2016 Proxy Statement

objective, including execution on our merger, acquisition, and partnership strategies, and when applicable, the successful integration of acquired assets.
•	Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.
•

Staff development. Succession planning and development of key staff is an important Company-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

The Committee met in February 2016 to consider the 2015 performance of each NEO as compared to the individual’s performance goals. Mr. Griess summarized the 2015 performance of the other NEOs and presented information to the Committee for consideration. After evaluating each NEO’s performance, the Committee assigned each NEO an individual performance percentage of 100% for 2015.

Final 2015 Bonus Calculation. The following table shows the calculation of the annual performance bonus earned by each NEO for 2015:

2015 Annual Performance Bonus Results

	Base Salary	X	NEO Target Bonus Percentage	X	Company Performance Percentage Achieved	X	NEO Individual Performance Percentage Achieved	=	2015 Total Bonus Earned
Peter E. Kalan (1)	$660,000		200%		100.0%		100%		$1,320,000
Randy R. Wiese	$403,142		100%		122.1%		100%		$492,236
Joseph T. Ruble	$371,315		100%		122.1%		100%		$453,376
Bret C. Griess (2)	$438,597		150%		122.1%		100%		$803,290

(1) Mr. Kalan's maximum bonus opportunity is two times his base salary per the plan. As a result, the Company Performance Percentage Achieved is capped at 100%.
(2) Mr. Griess was promoted to President and COO in June 2015 and the Board approved a salary increase from $427,193 to $450,000 resulting in a total 2015 annualized salary of $438,597.

2015 Long-Term Incentive Awards

The Committee historically has made restricted stock awards to our NEOs in two forms: (1) performance-based awards that vest over a three-year period if specified performance-based criteria are met, and (2) time-based awards that vest in equal increments on the anniversary of the grant date over a four-year period.

Our performance-based awards are designed to highlight key financial measures over a three-year period. The program is designed to align both near-term progress and a long-term focus by establishing an opportunity during each year of the three year cycle to vest in a ratable portion of the award based on actual performance.

In determining the number of shares of restricted stock to be granted and the balance between performance-based and time-based shares, the Committee considered market data and advice from PM&P. See the 2015 Grants of Plan-Based Awards table on page 35 for additional information on 2015 grants.

The following table summarizes key terms of the NEOs’ long-term incentive awards, as well as the Company's performance compared to the financial targets for those tranches eligible to vest for 2015 related to awards granted in 2015, 2014, and 2013.

CSG Systems International, Inc.       2016 Proxy Statement     29

Overview of Long-Term Incentive Awards

(in millions, except percentages and per share amounts)

Performance-Based Awards
Plan Year	2015 - First Tranche		2014 - Second Tranche		2013 - Third Tranche
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	60%		60%		60%
Vesting (1) (2)	3-Year Period / Ratable		3-Year Period / Ratable		3-Year Period / Ratable

Financial Performance Measures	Revenue	Adjusted Net Income (3)	Revenue	Adjusted Net Income (3)	Revenue	Adjusted EPS (4)
2015 Actual (5)	$753	$93	$753	$93	$753	$2.77
Target	$763	$83	$833	$91	$885	$2.92
Minimum Threshold	$746	$80	$821	$90	$872	$2.87

Time-Based Awards
Plan Year	2015		2014		2013
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	40%		40%		40%
Vesting	4-Year Period / Ratable		4-Year Period / Ratable		4-Year Period / Ratable

(1)    Grant vesting for performance-based awards is contingent upon the achievement of both of the predetermined minimum thresholds for each performance measure.  If both minimum thresholds are achieved for the current year, vesting can range from 50% to 100% of the vesting potential for each of the three years based on the level of performance achieved for each of the measures.  Future minimum thresholds reflect a meaningful growth rate over the previous year’s performance measures.

(2)    If the NEOs earn less than 100% vesting based on the level of achievement against the performance targets for a particular year within the three-year incentive-performance period, the NEOs have the opportunity to earn the remaining vesting percentage if certain performance criteria are met, as follows:

(a)    Beginning in 2015, if the vesting percentage earned is less than 100% for the first and / or second years but is higher in a subsequent year within the three-year performance period, the NEOs may earn additional vesting to match the higher vesting percentage of the subsequent periods.  For example, if the NEOs earned a 60% vesting of the first tranche of the 2015 awards based upon performance against 2015 targets, but earned 80% vesting of the second tranche of the 2015 awards given performance against the 2016 targets, both the first and second tranches of the 2015 awards would vest at 80%.

(b)    Additionally, if the NEOs do not earn 100% vesting based on achievement of the performance thresholds for a particular year,  but the Company’s stock price exceeds the stock price measure for the first 30 trading days after the Company announces financial results in the third, and final year of the award, then any unvested shares from prior years will vest in addition to the shares scheduled to vest in the current year. Stock price measure targets for the third year of the 2015, 2014, and 2013 awards are $40.09, $35.40, and $26.03 per share, respectively. For example, if the 2015 performance targets were missed for the 2013 awards, the unvested shares still can vest up to the 100% level if the third year stock price measure is met.  The stock price measure target reflects a meaningful three-year 10% Compound Annual Growth Rate (CAGR) over the Company’s common stock price from the date when the performance shares were originally granted.

(3)    For this purpose, we calculate Adjusted Net Income beginning with pre-tax income from continuing operations in accordance with GAAP.  Then we add back to this amount the following items, as applicable: (1) depreciation expense; (2) amortization of intangible assets; (3) amortization of original issue discount on debt; (4) acquisition-related costs (e.g., in-process R&D costs, deal-related costs, change in fair value of contingent considerations (such as an earn-out), etc.); (5) impairment or write-off of intangible assets; (6) restructuring and reorganization charges; (7) the difference between the book gain and the cash/economic gain on retirement of debt; and (8) extraordinary gain or loss on the issuance or retirement of debt obligations. Then we apply an estimated effective income tax rate.

(4) We divide the Adjusted Net Income as described above in Footnote (3) by the weighted average of diluted shares outstanding for the period to arrive at our Adjusted EPS measure.

(5)    The 2015 actual amounts are derived from the audited financial information of the Company as provided in our 2015 Form 10-K.  These results and the determination of the earned vesting level are certified by the Committee.

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2015 Performance Compensation Results. Based upon our 2015 financial results as certified by the Committee:

•

2015 Award. The Company attained the minimum performance thresholds required for vesting of the first tranche of the 2015 award. Revenues were slightly less than the target, yet the Company overachieved against the Adjusted Net Income target due to strong operating margins, resulting in a 98% vesting of this award. As noted above, the NEOs may increase this percentage if a higher level of vesting is achieved in either the second or third year of the award.

•

2014 Award. The Company did not attain the minimum performance thresholds for the second tranche of the 2014 performance-based restricted stock award. Therefore, the NEOs did not vest in this award at this time, but may fully vest in the third and final year if the stock price measure threshold is met.

•	2013 Award. Although the financial performance thresholds were missed, the Company achieved the 2015 stock price measure established for the 2013 awards. Therefore, the remaining 10% of the first tranche and 100% of both the second and third tranches for the 2013 performance-based stock awards vested.

2015 Other Equity Awards. In November 2015, the Committee granted special one-time awards to Mr. Ruble and Mr. Wiese in the form of restricted stock that vests ratably over two years. These awards were retention awards to ensure leadership continuity following Mr. Kalan’s retirement announcement. Mr. Wiese and Mr. Ruble received 19,135 and 17,825 restricted shares, respectively, at $35.56 per share on November 18, 2015.

The Committee granted Mr. Griess a special one-time award in recognition of his forthcoming promotion to CEO that vests ratably over four years. Mr. Griess received 28,337 restricted shares at $35.29 per share on November 19, 2015. See the 2015 Summary Compensation Table on page 33.

Other. NEOs are eligible for substantially the same benefits as our other employees, and also may participate in our nonqualified deferred compensation plans. For more information, see Other Benefits and Employment Agreements on this page below.

Other Considerations

Other Benefits and Employment Agreements

The Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program of our NEOs. We offer our NEOs the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide, and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program. Both of these plans include Company matching contributions. The Committee views these deferral programs as individual retirement planning options and not as long-term compensation. The amount of our contributions for each NEO is reported in a footnote to the 2015 Summary Compensation Table on page 33.

Our executive officers also have employment agreements with the Company. See Employment Agreements beginning on page 40 for additional information.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of compensation we can deduct in any one year for compensation paid to our CEO and each of the three most highly-compensated executive officers as of the end of the year (other than our CFO). However, the $1 million limit generally does not apply to compensation that is performance-based and provided under a stockholder-approved plan. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with our goals for our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

CSG Systems International, Inc.       2016 Proxy Statement     31

REPORT OF THE COMPENSATION COMMITTEE

The following Compensation Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this Proxy Statement and is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Frank V. Sica, Chairman

Ronald H. Cooper

John L. M. Hughes

Donald V. Smith

James A. Unruh

32     CSG Systems International, Inc.       2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

2015 Summary Compensation Table

The following table contains compensation information about our executive officers. All dollar values have been rounded to the nearest dollar.

Name and Principal Position (1)	Year	Base Salary	Bonus (2)	Stock Awards (3)(4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Peter E. Kalan	2015	$660,000	$-	$3,292,781	$1,320,000	$295,235	$5,568,016
President and CEO	2014	$600,000	$100,000	$2,000,533	$532,800	$204,052	$3,437,385
	2013	$600,000	$-	$2,006,132	$720,900	$126,140	$3,453,172
Randy R. Wiese	2015	$403,142	$-	$1,780,453	$492,236	$163,711	$2,839,542
Executive Vice President and CFO	2014	$391,400	$100,000	$1,000,000	$173,782	$113,303	$1,778,485
	2013	$380,000	$-	$952,924	$321,290	$72,624	$1,726,838
Joseph T. Ruble	2015	$371,315	$-	$1,533,873	$453,376	$140,827	$2,499,391
Executive Vice President,	2014	$360,500	$65,000	$799,995	$160,062	$98,624	$1,484,181
General Counsel, Corporate Secretary	2013	$350,000	$-	$802,449	$311,500	$65,722	$1,529,671
and Chief Administrative Officer
Bret C. Griess	2015	$438,597	$-	$2,350,021	$803,290	$191,048	$3,782,956
Executive Vice President and COO	2014	$414,750	$100,000	$1,200,006	$184,149	$129,384	$2,028,289
	2013	$395,000	$-	$1,103,380	$333,973	$84,758	$1,917,111

(1)    As of December 31, 2015, each of the executive officers named in this table has a written employment agreement with the Company. The material terms of each employment agreement are summarized in the Employment Agreements section on page 40.  Mr. Griess was promoted to President and COO in June 2015 and the Board approved a salary increase from $427,193 to $450,000, resulting in a total annualized salary of $438,597.

(2) For 2014, the Board approved NEO bonuses in recognition of the five-year Comcast contract renewal, which runs through June 30, 2019.

(3)    This column reflects the aggregate grant date fair value of stock awards granted during the year computed in accordance with FASB ASC Topic 718 (ASC 718). The amounts are inclusive of the one-time awards made to the executives in November 2015 as provided under 2015 Other Equity Awards on page 31.  The actual amount realized by the individual may differ. The assumptions used in determining the amounts are set forth in Note 11 of our 2015 Form 10-K. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and excludes the impact of estimated forfeitures. The grant date fair value of performance-based stock awards included in this amount is the maximum amount that can be earned under the award. See 2015 Grants of Plan-Based Awards on page 35 for details.

(4)    The 2015 amount of Stock Awards for Mr. Kalan includes an aggregate of $1,142,785 in incremental fair value of stock awards modified in 2015.  The awards were modified due to include the acceleration in vesting of 24,914 non-performance based shares under the terms of Mr. Kalan's resignation and retirement agreement.  The number of shares modified reflects the remaining unvested shares of the modified awards expected to vest.  The aggregate incremental fair value of those modified shares were computed as of the modification date in accordance with ASC 718.  The actual amount realized by the individual may differ.  The assumptions used in determining the amounts are set forth in Note 11 of our 2015 Form 10-K.  The aggregate modification date fair value is calculated using the closing price of our common stock on the date of modification.

Original Grant Date	Modification Date	Number of Shares of Stock Accelerated	Number of Shares of Stock Modified	Incremental Fair Value of Stock Awards Modified
February 27, 2013	November 19, 2015	10,257	20,513	$523,296
February 19, 2014	November 19, 2015	7,519	15,038	330,686
February 19, 2015	November 19, 2015	7,138	14,276	288,803
Totals		24,914	49,827	$1,142,785

CSG Systems International, Inc.       2016 Proxy Statement     33

(5)    This column reflects annual performance bonus amounts earned by our executives for services performed during 2015, 2014, and 2013. Such amounts are paid during the first quarter following each year. For 2015, details of the “Non-Equity Incentive Plan Compensation” column are reflected in the following table.

2015	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess
Base salary for Performance Bonus (a)	$660,000	$403,142	$371,315	$438,597
x 2015 Target Bonus Percentage (b)	200%	100%	100%	150%
	1,320,000	403,142	371,315	657,896
x 2015 Company Performance Percentage (b)	100%	122.1%	122.1%	122.1%
	1,320,000	492,236	453,376	803,290
x 2015 Individual Performance Percentage	100%	100%	100%	100%
Totals	$1,320,000	$492,236	$453,376	$803,290

(a)    Mr. Griess was promoted to President and COO in June 2015 and the Board approved a salary increase from $427,193 to $450,000 resulting in a total 2015 annualized salary of $438,597.  The Performance Bonus awards for the other NEO's are computed using base salary as of December 31, 2015.

(b) Mr. Kalan's maximum bonus opportunity is two times his base salary per the plan. As a result, his Company Performance Percentage Achieved is capped at 100%

(6)    This column reflects 2015, 2014, and 2013 compensation that is not reported in any other column of this table. For 2015, details of the “All Other Compensation” column are as follows:

Compensation Item	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess
2015
Company 401(k) retirement plan contributions	$17,225	$17,225	$17,225	$17,225
Accrued dividends (a)	275,742	138,278	114,334	165,177
Company Non-Qualified Deferred Compensation contributions (b)	—	6,250	6,250	6,767
Financial planning benefits	2,000	1,690	2,750	1,786
Other perquisites	268	268	268	93
Totals	$295,235	$163,711	$140,827	$191,048

(a)    Represents the amount of accrued dividends on shares of unvested restricted stock where dividends were not factored into the grant date fair value.  CSG initiated a dividend on our common stock in June 2013.

(b)    Mr. Griess contributed both annual bonus and salary into the non-qualified plan.  His 2014 bonus deferral is credited in the 2015 calendar year along with his 2015 salary deferral.  This results in a higher Company contribution than the Company contribution for the other NEOs for 2015.

34     CSG Systems International, Inc.       2016 Proxy Statement

2015 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2015 to the executives named in the 2015 Summary Compensation Table. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	Measure	Target (shares)	Maximum (shares)	Number of Shares of Stock (3)	Fair Value of Stock Awards (4)
Peter E. Kalan		$132,000	$1,320,000	$1,320,000
	February 19, 2015				Revenue and Adjusted Net income	42,829	42,829		$1,290,009
	February 19, 2015							28,552	$859,986
	November 19, 2015 (5)							49,827	$1,142,786
Randy R. Wiese		$40,314	$403,142	$705,499
	February 19, 2015				Revenue and Adjusted Net Income	21,913	21,913		$660,020
	February 19, 2015							14,608	$439,993
	November 18, 2015							19,135	$680,441
Joseph T. Ruble		$37,132	$371,315	$649,801
	February 19, 2015				Revenue and Adjusted Net Income	17,928	17,928		$539,991
	February 19, 2015							11,953	$360,024
	November 18, 2015							17,825	$633,857
Bret C. Griess		$65,790	$657,896	$877,194
	February 19, 2015				Revenue and Adjusted Net Income	26,893	26,893		$810,017
	February 19, 2015							17,928	$539,991
	November 19, 2015							28,337	$1,000,013

(1)    The actual amounts earned for 2015 are reported in the 2015 Summary Compensation Table on page 33 in the column titled “Non-Equity Incentive Plan Compensation.” The award amounts above assume the executive officers achieve 100% of their personal performance objectives (see Footnote (5) to the 2015 Summary Compensation Table on page 33).  These awards were granted under the Company’s Performance Bonus Program plan.

(2)    All restricted stock awards considered “equity incentive plan awards” are performance-based awards granted under the Company’s 2005 Stock Incentive Plan. To vest in awards, the executives must attain objective performance goals. The performance-based restricted stock awards granted in 2015 vest, if at all, in approximately three equal installments commencing on the first anniversary of the grant date, subject to continuous service. The objective performance goals are based upon (1) a specified Revenue target; and (2) a specified Adjusted Net Income target. Any amounts that do not vest based on the achievement of the annual Revenue and Adjusted Net Income targets still can vest if the Company achieves a specific stock price target at the end of the vesting period.

(3)    All restricted stock awards considered "all other stock awards" are non-performance-based awards granted under the Company's 2005 Stock Incentive Plan.  These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date, with the exception of the grants awarded on November 18, 2015 which have a two-year ratable vesting period.

(4) This amount reflects the aggregate grant date fair value for both performance-based and non-performance-based restricted stock awards granted in 2015.

(5)    Represents the modification of 49,827 shares, due to the acceleration in vesting of 24,914 of non-performance based awards under the terms of Mr. Kalan's Resignation and Retirement Agreement.  The amount reported in the Grant Date Fair Value of Stock Awards column represents the incremental fair value computed as of the modification date in accordance with ASC 718.  See the 2015 Summary Compensation Table on page 33 for additional information.

Our restricted stock award agreements provide for the accrual of dividends for unvested shares of restricted stock. The accrued dividends are subject to the same vesting schedule as the underlying shares and are forfeited if the underlying shares are forfeited. The Company initiated a quarterly cash dividend in June 2013.

CSG Systems International, Inc.       2016 Proxy Statement     35

Outstanding Equity Awards at December 31, 2015

The following table contains information about all unvested restricted stock held at December 31, 2015, by the executives named in the 2015 Summary Compensation Table on page 33. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
NEO	Number of Non-Performance-Based Shares Unvested (2)	Market Value of Shares of Stock Unvested (1)	Equity Incentive Plan Awards: Number of Performance-Based Unearned Shares Unvested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Unvested (1)
Peter E. Kalan	84,904	$3,054,846	131,039	$4,714,783
Randy R. Wiese	61,016	$2,195,356	64,931	$2,336,217
Joseph T. Ruble	52,319	$1,882,438	53,203	$1,914,244
Bret C. Griess	78,503	$2,824,538	77,653	$2,793,955

(1)    These columns reflect the market value of restricted stock awards that have not vested as of December 31, 2015.  The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2015, by the closing price of the Company's common stock on December 31, 2015 of $35.98.

(2)    Detailed information relating to the non-performance-based unvested restricted stock awards as of December 31, 2015 (all unvested restricted stock awards were granted under the Company's 2005 Stock Incentive Plan) is as follows.  Shares identified as "forfeit" for Mr. Kalan were relinquished on March 31, 2016 following Mr. Kalan's termination of employment with CSG.  See Footnote (4) to the 2015 Summary Compensation Table on page 33 for Mr. Kalan's awards modified in 2015.

36     CSG Systems International, Inc.       2016 Proxy Statement

NEO	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Peter E. Kalan	February 23, 2012	13,282	February 23, 2016	13,282
	February 27, 2013	20,513	February 27, 2016	10,256
			February 27, 2016	10,257
	February 19, 2014	22,557	February 19, 2016	7,519
			February 19, 2016	7,519
			Forfeit	7,519
	February 19, 2015	28,552	February 19, 2016	7,138
			February 19, 2016	7,138
			Forfeit	7,138
			Forfeit	7,138
Total		84,904
Randy R. Wiese	February 23, 2012	6,250	February 23, 2016	6,250
	February 27, 2013	9,744	February 27, 2016	4,872
			February 27, 2017	4,872
	February 19, 2014	11,279	February 19, 2016	3,760
			February 19, 2017	3,759
			February 19, 2018	3,760
	February 19, 2015	14,608	February 19, 2016	3,652
			February 19, 2017	3,652
			February 19, 2018	3,652
			February 19, 2019	3,652
	November 18, 2015	19,135	November 18, 2016	9,567
			November 18, 2017	9,568
Total		61,016
Joseph T. Ruble	February 23, 2012	5,313	February 23, 2016	5,313
	February 27, 2013	8,205	February 27, 2016	4,102
			February 27, 2017	4,103
	February 19, 2014	9,023	February 19, 2016	3,008
			February 19, 2017	3,007
			February 19, 2018	3,008
	February 19, 2015	11,953	February 19, 2016	2,988
			February 19, 2017	2,988
			February 19, 2018	2,988
			February 19, 2019	2,989
	November 18, 2015	17,825	November 18, 2016	8,912
			November 18, 2017	8,913
Total		52,319
Bret C. Griess	February 23, 2012	7,422	February 23, 2016	7,422
	February 27, 2013	11,282	February 27, 2016	5,641
			February 27, 2017	5,641
	February 19, 2014	13,534	February 19, 2016	4,511
			February 19, 2017	4,511
			February 19, 2018	4,512
	February 19, 2015	17,928	February 19, 2016	4,482
			February 19, 2017	4,482
			February 19, 2018	4,482
			February 19, 2019	4,482
	November 19, 2015	28,337	November 19, 2016	7,084
			November 19, 2017	7,084
			November 19, 2018	7,084
			November 19, 2019	7,085
Total		78,503

CSG Systems International, Inc.       2016 Proxy Statement     37

(3)    All performance-based restricted stock awards were granted under the Company's 2005 Stock Incentive Plan.  The restricted stock awards will vest only when and if certain pre-set performance goals for a particular year are met and the Compensation Committee certifies that such goals have been met.  Detailed information relating to the performance-based unvested restricted stock awards as of December 31, 2015 is as follows. Shares identified as "forfeit" for Mr. Kalan were relinquished on March 31, 2016 following Mr. Kalan's termination of employment with CSG.

NEO	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Peter E. Kalan	February 27, 2013	43,077	March 1, 2016	43,077
	February 19, 2014	45,133	March 1, 2016	15,044
			Forfeit	30,089
	February 19, 2015	42,829	March 1, 2016	14,276
			Forfeit	14,276
			Forfeit	14,277
Total		131,039
Randy R. Wiese	February 27, 2013	20,462	March 1, 2016	20,462
	February 19, 2014	22,556	March 1, 2016	7,518
			March 1, 2017	15,038
	February 19, 2015	21,913	March 1, 2016	7,304
			March 1, 2017	7,304
			March 1, 2018	7,305
Total		64,931
Joseph T. Ruble	February 27, 2013	17,230	March 1, 2016	17,230
	February 19, 2014	18,045	March 1, 2016	6,015
			March 1, 2017	12,030
	February 19, 2015	17,928	March 1, 2016	5,976
			March 1, 2017	5,976
			March 1, 2018	5,976
Total		53,203
Bret C. Griess	February 27, 2013	23,692	March 1, 2016	23,692
	February 19, 2014	27,068	March 1, 2016	9,022
			March 1, 2017	18,046
	February 19, 2015	26,893	March 1, 2016	8,964
			March 1, 2017	8,964
			March 1, 2018	8,965
Total		77,653

2015 Stock Vested

The following table contains information concerning shares of restricted stock that vested for the executives named in the 2015 Summary Compensation Table on page 33 during 2015. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
NEO	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Peter E. Kalan	59,389	$1,791,690
Randy R. Wiese	28,215	$851,188
Joseph T. Ruble	23,881	$720,434
Bret C. Griess	33,095	$998,504

(1) This column includes both time-based and performance-based shares of restricted stock that vested in 2015.

(2)    This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2015. This amount was determined based on the closing market price of the Company’s common stock on the vesting dates.

38     CSG Systems International, Inc.       2016 Proxy Statement

2015 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for our executives under the Company’s Wealth Accumulation Plan. All amounts have been rounded to the nearest dollar.

The Wealth Accumulation Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation. Participation in the Wealth Accumulation Plan is limited to vice presidents and above, including the NEOs. Each participant must elect, by December 15 of the preceding year, to defer: (1) up to 25% of the participant’s base salary; and (2) up to 100% of the participant’s cash bonus, not to exceed an aggregate deferral of $700,000 for any one year.

Payment elections for the deferral year also must be made by December 15 of the preceding year. Participants can elect to receive payment either as an in-service distribution or upon termination of employment. In either event, payment can be made as a lump sum or in monthly installments for up to 180 months. We make a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year. Participants direct all investments under this plan. Changes to the investment selection can be made at any time. Participants are always vested in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All of the NEOs are fully vested in their Wealth Accumulation Plan account balances.

NEO	Aggregate Balance at December 31, 2014	Executive Contributions in 2015 (1)	Company Matching Contributions in 2015 (2)	Aggregate Earnings in 2015	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance at December 31, 2015 (3)
Peter E. Kalan	$918,885	$-	$-	$2,292	$-	$921,177
Randy R. Wiese	$449,086	$27,378	$6,250	$14,588	$-	$497,302
Joseph T. Ruble	$675,667	$56,266	$6,250	$(418)	$-	$737,765
Bret C. Griess	$1,223,058	$37,038	$6,767	$3,178	$-	$1,270,041
(1) These amounts are also included in the "Base Salary" or "Non-Equity Incentive Plan Compensation" columns in the 2015 Summary Compensation Table on page 33.

(2)    These amounts were reported as "All Other Compensation" in the 2015 Summary Compensation Table on page 33 and as "Company Non-Qualified Deferred Compensation contributions" in Footnote (6) on page 34.

(3)    The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements beginning with the 2007 proxy statement:  Mr. Kalan $336,924, Mr. Wiese $370,708, Mr. Ruble $455,516, and Mr. Griess $285,945.

CSG Systems International, Inc.       2016 Proxy Statement     39

Employment Agreements

In November 2015, the Board approved changes to our executive management team and entered into: (1) amended and restated employment agreements with Mr. Griess, Mr. Wiese, and Mr. Ruble; and (2) a resignation and retirement agreement with Mr. Kalan.

Below is a summary of key terms for these agreements. The agreements have been publicly filed with the SEC. See the Company’s 8-K filing dated November 23, 2015 (and amended on November 30, 2015).

Mr. Kalan

In connection with Mr. Kalan’s retirement, on November 19, 2015 he entered into a resignation and retirement agreement with the Company (the “retirement agreement”). The retirement agreement supersedes his employment agreement, except for continuing obligations in his employment agreement regarding nondisclosure, non-solicitation of employees, and post-termination noncompetition. The retirement agreement provided for his continued employment as our CEO until December 30, 2015. Effective December 30, 2015, Mr. Kalan retired as our CEO and resigned from our Board. Mr. Kalan remained a non-executive employee of the Company through March 31, 2016, at which time he retired from the Company. During 2016, and prior to his retirement, Mr. Kalan provided transition assistance and received a monthly salary of $2,000 in periodic installments and at the expense of the Company continued group medical, hospital, dental, and long-term disability and group life insurance coverages. As provided in the retirement agreement, Mr. Kalan remained eligible to receive a 2015 cash incentive bonus under the terms of our Performance Bonus Program and continued to vest in shares of restricted stock according to their terms prior to his retirement. The retirement agreement provides that the Company agreed in all events (other than death or termination for cause) to continue his employment through March 31, 2016. The retirement agreement includes director and officer insurance coverage. In the event of Mr. Kalan’s death prior to March 31, 2016, the retirement agreement provided for payment of any 2015 bonus and scheduled vesting of restricted stock, prior to March 31, 2016, be provided to his estate.

The Company agreed to accelerate the vesting of 24,914 shares of Mr. Kalan’s unvested restricted stock, in consideration of the following:

•

Under Mr. Kalan’s leadership and his over 19 years of service, we became a leading business support solutions provider in the North American cable and satellite markets, expanded our presence internationally, invested in next generation solutions aimed at the changing video landscape, and groomed the next generation of our leaders to build upon this legacy. These achievements have contributed to added shareholder value during his tenure.

•

Mr. Kalan’s agreement to additional restrictions on non-solicitation of employees and post-termination noncompetition, in both cases an increase in the restriction period from one year to two years from the date of his retirement.

•	The forfeiture of the remainder of Mr. Kalan’s outstanding unvested or unearned stock awards, 80,437 shares, determined as of the date of his retirement on March 31, 2016.

Mr. Griess, Mr. Wiese and Mr. Ruble

In November 2015, the Company entered into amended and restated employment agreements with Mr. Griess, Mr. Wiese, and Mr. Ruble. Except as noted below, the key terms of each of the employment agreements are substantially similar.

The agreement continues in effect until the executive’s termination of employment. The agreement provides for a base salary at an annual rate not less than the rate for the preceding calendar year. For Mr. Griess, effective January 1, 2016, his base salary is $650,000 per year. For calendar years beginning after December 31, 2015, the executive’s annual incentive bonus opportunity is not less than: 150% of base salary for Mr. Griess and 100% of base salary for Messrs. Wiese and Ruble. The agreement includes reimbursement of business expenses, vacations and holidays, and other benefits.

If the executive’s employment is terminated due to death or disability, he (or his estate) would receive his: (1) accrued and unpaid base salary; and (2) earned and unused vacation pay through the employment termination date in a lump sum payment (the “accrued benefits”); any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date; a pro rata portion of his annual incentive bonus for the year in which his employment terminates, payable at the same time as payments to continuing executives; and, in the event of disability, continued participation at the Company’s expense in group medical, dental, life and long-term disability benefits (“group insurance benefits”) until age 65, unless restricted or prohibited.

If the executive’s employment is terminated for cause, he would receive only his accrued benefits and any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date.

40     CSG Systems International, Inc.       2016 Proxy Statement

If the executive voluntarily resigns, he would receive only his accrued benefits through the employment termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. If his voluntary resignation is effective on December 31 of a particular year, he would receive his annual incentive bonus for that year to be paid in accordance with the regular payment schedule.

If prior to the occurrence of a change of control, the Company terminates the executive’s employment for any reason other than cause, or his death or disability or he terminates his employment on account of a constructive termination, then he would receive: (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; and (3) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants and any other material ongoing obligations, (a) an amount equal to 100% of his average W-2 wages for the three prior calendar years payable in monthly installments, and (b) continued participation at the Company’s expense in the group insurance benefits up to one year, unless restricted or prohibited.

If within 18 months after the occurrence of a change of control, the Company (or any permitted assignee) terminates the executive’s employment for any reason other than cause, or his death or disability or he terminates his employment on account of a constructive termination, then he would receive (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; (3) automatic vesting (subject to limitations) of all unvested restricted stock awards that are in effect on the termination date and which provide for automatic vesting upon his involuntary termination without cause after a change of control; and (4) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants and any other material ongoing obligations, (a) an amount (if any) which is $1.00 less than the amount that if paid to him would result in an “excess parachute payment” (as defined in Section 280G of the Code) minus the fair market value of all other payments or benefits in the nature of compensation for purposes of Section 280G payable in connection with the change of control – less any portion of such fair market value not treated as contingent on the change of control for purposes of Section 280G, payable in a lump sum and (b) continued

participation at the Company’s expense in the group insurance benefits up to two years, unless restricted or prohibited.

See Definitions below for a summary of key terms. A “clawback” provision has been included in each of the employment agreements. In certain cases, the Company is authorized to reduce or cancel, or require the recovery of all or a portion of the executive’s annual bonus or long-term incentive compensation award if the Board determines that the executive has engaged in intentional misconduct that has led to a material misstatement of our financial statements.

Each employment agreement contains provisions: (1) restricting the disclosure by the executive of confidential information of the Company during the term of the agreement and thereafter; (2) restricting the executive from soliciting employees of the Company for employment with another employer for a period of one year after the termination of the executive’s employment with the Company; and (3) restricting the executive from engaging in various activities directly or indirectly involving competition with the Company for a period of one year after the termination of the executive’s employment with the Company. Each agreement authorizes the Company to seek injunctive relief to prevent a violation or potential violation of the restrictive provisions described in this paragraph, and the Company also can exercise any other rights and remedies that might be available in the particular circumstances.

Definitions

Cause. Under the employment agreements, the Board may terminate the executive’s employment for cause. Cause generally includes: (1) the executive’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty; (2) the executive’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies; (3) the executive’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel; (4) the executive’s excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after he receives a written notice from the Board or the CEO setting forth the particulars of such absenteeism; (5) material violation

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by the executive of his nondisclosure obligations under the employment agreement; (6) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after he receives a written notice from the Board or the CEO setting forth in reasonable detail the particulars of such negligence; (7) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after his receipt of a written notice from the Board or the CEO setting forth in reasonable detail the particulars of such non-compliance; (8) material failure by the executive to comply with a lawful directive of the Board or the CEO and failure to cure such non-compliance within 20 days after his receipt of a written notice from the Board or the CEO setting forth in reasonable detail the particulars of such non-compliance; (9) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive’s failure to cure such breach within 10 days after he receives a written notice from the Board or the CEO setting forth in reasonable detail the particulars of such breach; or (10) willful misconduct or fraud on the part of the executive in the performance of the executive’s duties under the employment agreement as determined in good faith by the Board.

In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for cause of the executive’s employment under the employment agreement. Any termination of the executive’s employment for cause must be authorized by a majority vote of the Board taken within six months after a majority of the members of the Board

(other than the executive) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination.

Change of Control. For purposes of the employment agreements and the unvested restricted stock awards, a “change of control” of the Company generally includes: (1) the merger or consolidation of the Company into another corporation; (2) the acquisition of 30% or more of the outstanding voting capital stock of the Company by any person, entity, or group of persons; (3) a “going private” transaction involving the Company; (4) the sale or other disposition of all or substantially all of the Company’s property and assets; (5) the disposition to a third party of a major portion or portions of the Company’s business (measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold); or (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The foregoing is merely a summary of the more detailed definition of “change of control” that appears in the applicable employment agreements.

Constructive Termination. For purposes of the employment agreements, a “constructive termination” generally means any action by the Board or CEO or a permitted assignee, without the executive’s prior consent, that materially and adversely alters the authority, duties or responsibilities of the executive. The executive must provide written notice to the Board or the permitted assignee of the existence of the condition giving rise to the constructive termination within 90 days following the date the executive first becomes aware of the existence of the condition and the Board or permitted assignee fails to materially cure the condition within 30 days following the notice.

Potential Payments Upon Termination of Employment

The following describes the additional amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2015 and include estimates of the amounts that would be paid to each executive upon such termination. The closing price of our common stock on December 31, 2015, $35.98, is used in determining the potential value of accelerated vesting of restricted stock. The actual amounts to be paid can only be determined at the time of such executive’s separation from us.

In November 2015, Mr. Griess, Mr. Wiese, and Mr. Ruble agreed to the removal of the Section 280G tax gross-up provision in their legacy employment agreements and, subject to an irrevocable release from each executive, the Company agreed to modify potential cash severance payments for a termination without cause prior to or after a change of control. The design of the potential cash severance payment for a termination without cause after a change of control is intended to provide an amount that together with the other separation payments and benefits would not constitute “excess parachute payments” under Section 280G of the Code (golden parachute payments).

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The golden parachute excise tax generally applies to payments of compensation that are contingent on a change in control that exceed a threshold amount. The threshold amount is determined as three times the executive’s base amount (generally the average of the executive’s includible employee gross income from us for the most recent five taxable years before the year of the change in ownership or control). We believe this approach benefits our stockholders and is fair to our executives.

Termination of Employment – Mr. Kalan

Assuming termination of employment on December 31, 2015 for Mr. Kalan, other than for death or cause, he would receive a continued monthly salary of $2,000 and continued group medical, hospital, dental and long-term disability and group life insurance coverages at the expense of the Company, approximately $886 per month through March 31, 2016. In addition, he, or his estate in the event of death, would also receive his 2015 incentive bonus of $1,320,000; accelerated vesting of 24,914 shares of time-based restricted stock awards with a value of $896,406; vesting of 38,195 shares of time-based restricted stock awards, with a value of $1,374,256, that were scheduled to vest through March 31, 2016; and potential vesting of 72,397 shares of performance-based restricted stock awards, with a value of $2,604,844, subject to vesting prior to March 31, 2016. Both the 2015 incentive bonus and vesting of performance-based restricted stock awards amounts would be based on the Company performance and certification by the Committee.

Termination for Death, Disability, or

Voluntary Resignation

Assuming termination of employment on December 31, 2015 on account of the death of Mr. Griess, Mr. Wiese, or Mr. Ruble, by reason of the executive’s disability, or his voluntary resignation, the executive would receive his accrued benefits, any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date and his incentive bonus for 2015. In addition, if the executive’s employment is terminated by reason of his disability, the executive would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2015, for the group insurance benefits were approximately $1,529 for Mr. Griess (age 47), $1,744 for Mr. Wiese (age 56), and $1,735 for Mr. Ruble (age 55).

Termination for Cause

Assuming termination of employment on December 31, 2015 by the Company for cause for Mr. Griess, Mr. Wiese, or Mr. Ruble, the executive would receive his accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date.

Termination Without Cause Prior to a Change of Control

Assuming termination of employment on December 31, 2015 by the Company without cause (or a constructive termination by the executive) prior to a change of control for Mr. Griess, Mr. Wiese, or Mr. Ruble, the executive would receive his accrued benefits through the termination date; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; and his incentive bonus for 2015. Subject to an irrevocable release, he would also receive an amount equal to 100% of his average W-2 wages for the three prior calendar years (or approximately one times annual total direct compensation) and continued coverage under the group insurance benefits as shown in the following table.

 Termination Without Cause Prior to a Change of Control

Termination Without Cause Prior to a Change of Control - Payment or Benefit	Bret C. Griess	Randy R. Wiese	Joseph T. Ruble
Cash Amount (1)	$1,573,008	$1,470,365	$1,266,769
Group medical, dental, life and long-term disability benefits (2)	18,345	20,928	20,820
Acceleration of vesting of restricted stock awards (3)	-	688,477	641,344
Totals	$1,591,353	$2,179,770	$1,928,933

(1)    Amount payable in substantially equal installments in accordance with the Companies' normal payroll practices for the twelve (12) months following the Termination Date; provided, that such payments shall commence on the first regularly scheduled payroll date that is at least sixty (60) days following the Termination Date.

(2)    Amount represents premiums for 12 months, based upon monthly premiums being paid as of December 31, 2015. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

(3)    Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment prior to a change of control, multiplied by the closing market price of the Common Stock on December 31, 2015 of $35.98.

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Termination Without Cause After a Change of Control

Assuming termination of employment on December 31, 2015 by the Company, without cause (including a constructive termination) after a change of control (as “cause” and “change of control” are defined above), the executive would receive his accrued benefits; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; his incentive bonus for 2015; and vesting of all unvested shares of restricted stock held on December 31, subject to limitations. Subject to an irrevocable release, he would also receive an amount (if any) that together with other compensation and benefits would not exceed the Section 280G excise tax threshold limit, and continued coverage under the group insurance benefits for two years as shown in the following table. The table includes the value of unvested shares of restricted stock based on the following share amounts: Mr. Griess (156,156 shares), Mr. Wiese (125,947 shares), and Mr. Ruble (105,522 shares):

Termination Without Cause After a Change of Control

Termination Without Cause After a Change of Control - Payment or Benefit	Bret C. Griess	Randy R. Wiese	Joseph T. Ruble
Cash Amount (1)	$811,800	$1,691,473	$1,400,958
Group medical, dental, life and long-term disability benefits (2)	36,690	41,856	41,640
Acceleration of vesting of restricted stock awards (3)	5,618,493	4,531,573	3,796,682
Totals	$6,466,983	$6,264,902	$5,239,280

(1) Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment.

(2)    Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2015. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

(3)    Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a change of control, multiplied by the closing market price of the Common Stock on December 31, 2015 of $35.98.

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PROPOSAL 2 – Approval of THE performance Bonus PROGRAM, AS AMENDED and restated

We are asking stockholders to approve the CSG Systems International, Inc. Performance Bonus Program, as amended and restated (the “Program”). We are seeking stockholder approval of the Program to permit awards paid to certain executive officers to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, or Section 162(m).

Background

Section 162(m) limits the deduction that a corporation may claim for compensation paid to “covered employees” (the CEO and certain other NEOs). Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible by the corporation for income tax purposes.

The deduction limit of Section 162(m) does not apply to qualifying “performance-based” compensation. Compensation can qualify as “performance-based” only if the material terms of the performance goals are disclosed to and approved by the company’s stockholders and other requirements are satisfied. The material terms include: (1) the employees eligible to receive compensation; (2) the business criteria on which the performance goal is based; and (3) the maximum amount of compensation that could be paid to an employee if the performance goal is achieved.

The Program is an annual cash incentive bonus program that was most recently approved by our stockholders at the 2011 annual meeting. Section 162(m) requires that stockholders re-approve the Program every five years and approve any change in the material terms of the Program. We are asking stockholders to approve the Program, including the revised business criteria for performance goals and revised maximum amount of compensation described below.

The Board Recommends a Vote FOR Approval of the

Performance Bonus Program, as Amended and Restated

Summary of the Performance Bonus Program

The following is a summary of the material terms of the Program, and does not describe all of the Program terms. Please read the complete text of the Program, which appears as Appendix A to this proxy statement.

Purpose. The purpose of the Performance Bonus Program is to provide for annual cash bonus awards to participants that may qualify as “performance-based” compensation for purposes of Section 162(m).

Eligible Employees. Awards under the Program may be granted to executive officers of the Company and any other employee of the Company or its subsidiaries who is or may become a “covered employee” as defined in Section 162(m). As of March 31, 2016, the classes of eligible persons and the approximate number of individuals in each class are approximately as follows: five executive officers.

Administration. The Program is administered by the Compensation Committee or another committee comprised solely of two or more “outside directors” as determined under Section 162(m). Not later than 90 days after the beginning of each calendar year, the Compensation Committee must establish in writing (i) one or more performance goals that must be attained in order for a Program participant to receive an award for such year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the award if the applicable performance goals are attained. The Compensation Committee also may establish additional terms and conditions for the receipt of an award.

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Performance Goals; Business Criteria. A performance goal under the Program is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company:

Business Criteria. The Compensation Committee will pre-establish objective performance goals for awards intended to qualify as performance-based compensation. The performance goals will be based on one or more of the following business criteria, which may be based on one or more measures prepared in accordance with GAAP (as applicable), or by applying certain adjustments to the GAAP measure(s) that the Compensation Committee believes are appropriate to better measure the business performance of the Company(1):

• Revenue	• Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization
• Revenue Growth	• Cash Flow
• Operating Income	• Free Cash Flow
• Adjusted Operating Income	• Stock Price
• Net Income	• Stock Price Growth
• Adjusted Net Income	• Return on Equity
• Earnings Growth	• Return on Investment
• Earnings Per Share	• Total Shareholder Return
• Adjusted Earnings Per Share	• Relative Performance Measures of a Peer Group (2)
• Earnings Before Interest, Taxes, Depreciation, and Amortization

(1)

Performance goals may be particular to an individual Program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

(2)	May include: published indices such as the Russell 2000 or S&P 500, peer group companies named in the Compensation Discussion and Analysis or other custom peer group.

Certification. Prior to the payment of any awards the Compensation Committee must certify in writing that the applicable performance goals have been attained. No payment under the Program may be made in the absence of such certification.

Payment of Awards. An award generally will be paid in cash as soon as practicable after the Compensation Committee has certified the attainment of the applicable performance goals and the amount of such award has been finally determined. As a further condition of the payment of a Program participant’s award for a particular calendar year, such participant must be employed on the last day of such calendar year. The Compensation Committee may provide, as a further condition of the payment of an award for a particular calendar year, that such participant must be employed by the Company or its subsidiaries on the date of the certification or on any other date subsequent to the last day of such calendar year.

Maximum Amount of Compensation. The maximum amount of compensation payable as a performance award under the Program to a participant for any calendar year is 200% of the annual incentive target of such participant as of the last day of such calendar year. In no event may a Program participant’s maximum award for any calendar year exceed $3 million or such lesser amount established by the Compensation Committee for such calendar year. The Compensation Committee has discretion to reduce or eliminate a Program participant’s award but may not increase a Program participant’s award for any calendar year.

Discretionary Awards. The attainment or failure to attain performance goals under the Program will not preclude the payment of compensation, including discretionary payments, to a participant under any other plan, program, agreement, or arrangement of the Company, whether now existing or established at a later time, although such other payments may not qualify as performance-based compensation for purposes of a tax deduction by the Company. The Company reserves the right to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Program participants.

Adjustments. The Compensation Committee must adjust a performance goal for a calendar year if, after such performance goal has been established, the Company or any of its subsidiaries: (1) acquires or disposes of any assets, business division; subsidiary, or other business operations; (2) discontinues any business operations; or (3) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal. Such an adjustment would have the purpose of making such performance goal as so adjusted comparable to what the original performance goal would have been if the Compensation Committee had taken such subsequent event into account when it originally established such performance goal.

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Amendment or Termination. The Board from time to time may amend, suspend, or terminate the Program in whole or in part. However, no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval under Section 162(m) of the Code may be made until the Company has obtained such stockholder approval.

New Plan Benefits

The amount of awards payable under the Program, if any, are not determinable. The potential amount payable to any participant depends on the performance goals established for the participant, the determination as to whether the performance goals were met, the participant’s individual performance and the discretion of the Compensation Committee. For information regarding awards granted to our named executive officers during 2015, see the 2015 Grants of Plan-Based Awards table on page 35.

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PROPOSAL 3 – APPROVAL OF THE MATERIAL TERMS of Performance goals UNDER THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

We are asking stockholders to approve the material terms of performance goals available under the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). We are seeking stockholder approval of the material terms to allow certain future equity awards granted under the 2005 Plan to qualify as exempt “performance-based” compensation for purposes of Section 162(m). To satisfy the performance-based compensation exception, Section 162(m) requires, among other things, that the material terms of the performance goals be approved by stockholders every five years.

Background

The 2005 Plan is designed to provide stock-based awards to officers and other key employees who are likely to be responsible for achieving our long term financial success and to attract and compensate knowledgeable and experienced non‑employee directors to assist in achievement of our long term financial success.

The 2005 Plan was initially approved by our stockholders on May 27, 2005. On May 17, 2011 our stockholders approved the material terms of performance goals available under the 2005 Plan and an amendment and restatement of the 2005 Plan including an increase in the number of shares authorized for issuance (from 12,400,000 to 15,800,000). On May 22, 2014, our stockholders approved an increase in the number of shares authorized for issuance (from 15,800,000 to 18,700,000) in the amended and restated 2005 Plan.

An important fact about this Proposal 3 – we are not seeking stockholder approval of the 2005 Plan and we are not seeking an increase in shares authorized for issuance under the 2005 Plan.

We are seeking stockholder approval of the material terms of performance goals to allow certain future equity awards granted under the 2005 Plan to qualify as exempt “performance-based” compensation. The material terms include: (1) the employees eligible to receive performance-based compensation; (2) the business criteria on which the performance goal is based; and (3) the maximum amount of compensation that could be paid to an employee if the performance goal is achieved. We have updated the business criteria for which the performance goals under the 2005 Plan are based. The performance goals will provide us with flexibility to design appropriate equity awards, including performance‑based awards, to help us achieve our business objectives.

The Board Recommends a Vote FOR Approval of the

Material Terms of Performance Goals Under the Amended and Restated 2005 Stock Incentive Plan

Section 162(m) Material Terms of Performance Goals

Eligible Employees. Officers and other key employees of CSG or any subsidiary and our non‑employee directors of the Company are eligible to receive awards under the 2005 Plan, when selected for participation by the Compensation Committee. As of December 31, 2015, we had approximately 3,277 employees, including our executive officers and nine non-employee directors.

Individual Share Limits. Subject to adjustment for changes in capital, the aggregate number of shares subject to: (1) stock options, stock appreciation rights, performance unit awards; (2) restricted stock awards, restricted stock unit awards; or (3) stock awards granted under the 2005 Plan in any calendar year to any individual may not exceed 600,000 shares. Shares covered by an award of restricted stock, restricted stock units, performance units, or a stock bonus are considered “Full Value” awards, and count against such aggregate number of shares as two shares for each one share granted or issued in payment of the award (2:1).

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Business Criteria. The Compensation Committee will pre‑establish objective performance goals for awards intended to qualify awards as performance‑based compensation. The performance goals will be based on one or more of the following business criteria, which may be based on one or more measures prepared in accordance with GAAP (as applicable), or by applying certain adjustments to the GAAP measure(s) that the Compensation Committee believes are appropriate to better measure the business performance of the Company(1):

• Revenue	• Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization
• Revenue Growth	• Cash Flow
• Operating Income	• Free Cash Flow
• Adjusted Operating Income	• Stock Price
• Net Income	• Stock Price Growth
• Adjusted Net Income	• Return on Equity
• Earnings Growth	• Return on Investment
• Earnings Per Share	• Total Shareholder Return
• Adjusted Earnings Per Share	• Relative Performance Measures of a Peer Group (2)
• Earnings Before Interest, Taxes, Depreciation, and Amortization

(1)

Performance goals may be particular to an individual Program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

(2)	May include: published indices such as the Russell 2000 or S&P 500, peer group companies named in the Compensation Discussion and Analysis or other custom peer group.

In appropriate circumstances, the Compensation Committee may provide for the adjustment of a performance goal if, after such performance goal has been established, the Company or any of its subsidiaries: (1) acquires or disposes of any assets, business division, subsidiary, or other business operations; (2) discontinues any business operations; or (3) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal.

Performance‑based awards may relate to a single calendar year or may provide for payment or vesting in installments over a multi‑year period with separate performance goals for separate calendar years or for other portions of such multi‑year period. The terms and conditions of each performance‑based award will be set forth in an agreement. Such agreement will contain the method, in terms of an objective formula or standard, for determining the number of shares of common stock, if any, that will be paid to or vest for a “covered employee” if the applicable performance goals are attained.

Prior to and as a condition of the payment or vesting of any performance‑based award granted to a covered employee, the Compensation Committee must certify in writing that the performance goal and any other material terms applicable to the award have been attained.

Below is information about key governance features and a summary of terms for the 2005 Plan.

Key Governance Features Relating to the 2005 Plan

The 2005 Plan includes important features:

•	Full Value awards count against the maximum number of shares which may be issued under the Plan as two shares for every one share (2:1) granted or issued in payment of the award.
•

Shares retained by us for payment of an option or stock-appreciation right (“SAR”) exercise price or withheld by us to satisfy tax withholding obligations or repurchased by us with proceeds collected in connection with the exercise of options are not available again for grant under the 2005 Plan.

•	Stock options and SARs may not be repriced (repricing, exchange, substitution, and cash buyouts) without prior approval by our stockholders.
•	Stock options and SARs may not be granted with an exercise price below fair market value.

Awards made to our executive officers are covered by a clawback policy and meaningful stock ownership guidelines.

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Summary of the 2005 Plan

The following is a summary of the material terms of the 2005 Plan, and does not describe all of the 2005 Plan terms. Please read the complete text of the 2005 Plan, which appears as Appendix B to this proxy statement.

Types of Awards. The plan authorizes the grant of incentive stock options, non‑qualified stock options, SARs, performance unit awards, restricted stock awards, restricted stock unit awards, and stock bonus awards.

Administration. The Board has delegated authority to the Compensation Committee to administer the plan. The Compensation Committee has authority to interpret the plan, select the officers, key employees, and non‑employee directors to whom awards will be granted, determine type, amount, size, terms and conditions of each award, and make certain other determinations. The Compensation Committee may establish sub‑plans in connection with grants to employees in non‑U.S. jurisdictions. The Compensation Committee may delegate certain of its authority to officers of the Company.

Stock Subject to the Plan. A total of 18,700,000 shares of our common stock may be issued under the plan, which may be authorized and unissued shares or treasury shares. The aggregate number of shares subject to awards granted under the plan in any calendar year to any individual may not exceed 600,000 shares. Each of these share amounts is subject to adjustment in the event of changes in capitalization or other events detailed in the plan.

Eligibility. Officers and other key employees of the Company or any subsidiary and non‑employee directors of the Company are eligible to receive awards under the plan, when selected for participation by the Compensation Committee.

Share Counting. Shares covered by an award of restricted stock, restricted stock units, performance units, or a stock bonus are considered “Full Value” awards, and count against the maximum number of shares which may be issued under the plan as two shares for each one share granted or issued in payment of the award (2:1). Shares covered by a stock option or a SAR that expires or terminates unexercised will be available again for awards under the plan. Shares granted as restricted stock or subject to a restricted stock unit award that are forfeited, cancelled, or otherwise are reacquired by us due to failure of the shares to vest will remain available for awards under the plan and will be added back in the same manner as the shares reduced the limit (2:1). Shares retained by us in payment of an option or a SAR exercise price or withheld by us to satisfy tax withholding obligations will not be available again for awards under the plan. If a SAR or restricted stock unit award is settled by us entirely in cash, the shares covered by the award as to which the exercise or vesting occurs will be available again for awards under the plan.

Adjustments. In the event of a change in our outstanding shares of common stock due to a stock dividend, stock split, recapitalization, merger, reorganization, or similar change, the Compensation Committee will make appropriate adjustments in: (1) the aggregate number of shares of common stock (i) reserved for issuance; (ii) for which awards may be made to an individual; and (iii) covered by outstanding awards, (2) the exercise price relating to outstanding awards, and (3) the appropriate fair market value and other price determinations relevant to outstanding awards.

Stock Options. The plan permits the grant of incentive stock options and non‑qualified stock options. The option exercise price per share may not be less than the fair market value of our common stock on the date of the grant. The type of option and other terms and conditions of the option will be determined by the Compensation Committee and set forth in the option agreement including the option term, subject to a maximum term of ten years. The Compensation Committee may determine when the option becomes exercisable and may accelerate previously established exercise rights. The agreement may permit payment of the option exercise price in one or more forms including cash, surrender or withholding of shares of our common stock valued at their fair market value on the exercise date, or pursuant to a broker‑assisted exercise program.

Unless otherwise provided in an option agreement, if an optionee’s employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Compensation Committee has the power to terminate an optionee’s rights under an outstanding option if optionee’s employment was terminated for cause or the optionee has engaged or may engage in employment or activities competitive with the Company or a subsidiary or contrary to our best interests. If termination of employment is on account of optionee’s disability or death, the option will generally be exercisable after termination for six months due to disability and 12 months due to death, or the expiration date, if earlier.

50     CSG Systems International, Inc.       2016 Proxy Statement

If an optionee who is a non‑employee director of the Company ceases to be our director for any reason other than retirement from the Board or death, then the optionee generally may exercise the option (to the extent that it was exercisable at the time the optionee ceased to be our director) for a period of three months (but not after the expiration date of the option). If an optionee who is our non‑employee director ceases service (other than by reason of death) and at such time is at least age 65 with ten or more years of service or is at least age 70 with five or more years of service as a non‑employee director, then the option generally will continue to be exercisable for five years or, if sooner, until the expiration of the option. If an optionee who is a non‑employee director dies, then each outstanding but unexercised option held by the optionee for at least 12 months at the time of the optionee’s death will become exercisable in full upon the optionee’s death; and all options which are or become exercisable at the time of the optionee’s death may be exercised by the optionee’s estate or beneficiaries until the earlier of three years after the optionee’s death or the expiration of the option. At the time of the granting of an option to a non‑employee director, the Compensation Committee may make provisions for the exercise of the option which are different than those described above in this paragraph if the optionee ceases to be a director of the Company.

Stock Appreciation Rights. The Compensation Committee may grant SARs, which entitle the grantee to receive, upon the exercise of a SAR, an award equal to all or a portion of the excess of (1) the fair market value of a specified number of shares of common stock at the time of the exercise divided by (2) a specified price not less than the fair market value of the common stock at the time the SAR was granted. A SAR may be granted independently of or in connection with a stock option grant. Upon the exercise of a SAR, the applicable award may be paid in cash or in shares of common stock (or a combination thereof) as the Compensation Committee may determine. The maximum term of a SAR is 10 years after the date of the grant. The Compensation Committee may determine when a SAR becomes exercisable and may accelerate previously established exercise rights.

The provisions of the plan relating to the exercisability of SARs upon termination of employment or service as a non-employee director are similar to those discussed above in connection with stock options.

Performance Unit Awards. The Compensation Committee may grant performance unit awards (other than to non‑employee directors) which provide for future payments based upon and subject to the achievement of preestablished long‑term performance targets. The Compensation Committee will establish the (1) performance period of not less than two nor more than five years; (2) value of each performance unit; and (3) maximum and minimum performance targets to be achieved during the performance period. The Compensation Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events or changes in circumstances, but such adjustments may not increase the payment due upon attainment of the previously established performance targets. Performance unit awards, to the extent earned, may be paid in cash or shares of common stock (or a combination thereof) as the Compensation Committee may determine.

If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the plan permits the Compensation Committee to make partial payments of performance unit awards if the Compensation Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee’s disability or death prior to the end of an applicable performance period, then the Compensation Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned under the applicable performance targets) to the grantee or the grantee’s legal representative.

Restricted Stock Awards. The Compensation Committee may grant restricted stock awards consisting of shares of common stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions. The Compensation Committee will determine the restriction period applicable to the restricted stock award and the amount, form and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. Generally, the Compensation Committee in its discretion may provide for the lapse of restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee’s rights with respect to the restricted shares generally terminate. However, the Compensation Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

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Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock unit awards, which represent a right to receive future payments in either shares of our common stock or cash or a combination. The Compensation Committee determines the terms and conditions of the award. The Compensation Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to time‑based or other vesting conditions. Grantees have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle holders to receive dividend equivalents, which are rights to receive additional restricted stock units based on the value of any cash dividends paid by us.

If the employment or service of a grantee of a restricted stock unit award terminates for any reason before some or all of the restricted stock units vest, then the grantee forfeits any unvested restricted stock units upon termination of employment. However, the Compensation Committee has the discretion to provide for complete or partial exemptions to such employment or service requirement.

Stock Bonus Awards. The Compensation Committee may grant a stock bonus award (other than to non‑employee directors) based upon the performance of the Company, a subsidiary, or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Compensation Committee may determine. The Compensation Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Compensation Committee, in its discretion, may impose additional restrictions upon the shares of common stock which are the subject of a stock bonus award.

Tax Withholding. The Company’s obligation to deliver shares of common stock or make cash payments under the plan is subject to applicable tax withholding requirements. The Compensation Committee has discretion to require tax withholding amounts be paid by the grantee in cash or shares of common stock having a fair market value equal to the required tax withholding amount.

Non‑Assignability. Awards may not be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards other than incentive stock options, pursuant to a qualified domestic relations order.

Termination and Amendment. Unless the plan is terminated earlier by the Board, it will terminate for purposes of further grants on December 31, 2020. Awards outstanding at the time of the termination will remain in effect in accordance with their terms. The Board may amend the plan at any time; however, stockholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, Section 162(m) of the Code, Section 422 of the Code or any regulation issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the common stock are listed or traded.

No Repricing. Stockholder approval is required to reduce the exercise price of an outstanding option or stock appreciation right or to cancel or amend an outstanding option or stock appreciation right for the purpose of repricing, replacing, or regranting such option or stock appreciation right with an exercise price which is lower than the original exercise price of such option or stock appreciation right. Additional information with respect to the matters discussed in this paragraph appears in section 22 of the plan.

Tax Consequences of 2005 Plan

The following brief description of certain U.S. federal income tax consequences is based upon present federal income tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax consequences of the 2005 Plan. Different rules may apply to participants who are not subject to U.S. federal income tax.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the grantee or a tax deduction for us. If the grantee holds the shares purchased upon the exercise of an incentive stock option for at least one year after the purchase of the shares and until at least two years after the option was granted, then the grantee’s sale of the shares will result in a long term capital gain or loss, and we will not be entitled to any tax deduction. If the grantee sells or otherwise transfers the shares before such holding periods have elapsed, then the grantee generally will recognize ordinary income and we generally would be entitled to a tax deduction in an amount equal to the lesser of (1) the fair

52     CSG Systems International, Inc.       2016 Proxy Statement

market value of the shares on the exercise date minus the option price; or (2) the amount realized upon the disposition minus the option price. Any gain in excess of such ordinary income portion would be taxable as long term or short term capital gain depending upon the grantee’s holding period for the shares. The excess of the fair market value of the shares received on the option exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

Non‑Qualified Stock Options. The grant of a non‑qualified stock option will not result in taxable income to the grantee or a tax deduction for us. Upon the exercise of a non‑qualified stock option, the grantee will recognize ordinary income on the excess of the fair market value of shares received over the option exercise price, and we generally will be entitled to a tax deduction in the same amount. The exercise price of the non‑qualified stock option plus the amount included in the grantee’s income as a result of the option exercise will be treated as the grantee’s basis in the shares received, and any gain or loss on the subsequent sale of the shares will be treated as long term or short term capital gain or loss depending upon the grantee’s holding period for the shares. The grantee’s sale of shares acquired upon the exercise of a non‑qualified stock option will have no tax consequences to us.

Stock Appreciation Rights, Performance Unit Awards and Restricted Stock Unit Awards. The grant of a SAR, a performance unit award, or a restricted stock unit award will not result in taxable income to the grantee or a tax deduction for us. Upon the exercise of a SAR or the receipt of cash or shares of common stock upon the settlement of a performance unit award or restricted stock unit award, the grantee will recognize ordinary income, and we generally will be entitled to a tax deduction in an amount equal to the fair market value of the shares plus any cash received.

Restricted Stock Awards. The grant of a restricted stock award will generally not result in taxable income for the grantee or a tax deduction for us, provided the shares are subject to a substantial risk of forfeiture and restrictions on transfer. However, the grantee may elect under Section 83(b) of the Code within 30 days after the date of grant to recognize ordinary income on the date of grant equal to the excess of the fair market of the shares on the date of the grant, over the amount paid, if any. If the grantee does not make an Section 83(b) election, then, when the restrictions lapse, the grantee will recognize ordinary income equal to the fair market value of the shares over the amount paid, if any. If and when the grantee recognizes ordinary income with respect to the shares, we generally will be entitled to a tax deduction in the same amount. The amount paid by the grantee for restricted shares plus any amount recognized by the grantee as ordinary income will be treated as the grantee’s basis in the shares; when the grantee sells the shares covered by a restricted share award following the lapse or other termination of the restrictions, any gain or loss on such sale will be treated as long term or short term capital gain or loss depending upon the grantee’s holding period. Any dividends paid to the grantee of restricted shares while the shares are still subject to the restrictions would be treated as compensation for federal income tax purposes.

Stock Bonus Awards. When a stock bonus award is paid to a grantee by the delivery of shares of common stock, the grantee will recognize ordinary income and we generally will be entitled to a tax deduction in an amount equal to the fair market value of such shares at the time of such delivery. If, however, such shares are subject to any restrictions which create a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Section 162(m). Compensation that qualifies as “performance‑based” compensation is excluded from the $1 million deduction limitation of Section 162(m) of the Code. Under the plan, options and stock appreciation rights granted with an exercise price at least equal to 100 percent of the fair market value of the underlying shares on the date of grant and certain other awards paid to covered employees that are conditioned upon achievement of performance goals are intended to qualify as “performance‑based” compensation. A number of requirements must be met in order for compensation paid or earned with respect to an award granted under the plan to qualify as performance‑based compensation for purposes of Section 162(m).

New Plan Benefits

The award amounts that may be received by any participant are not determinable. For information regarding awards granted to our named executive officers during 2015 under the 2005 Plan, see the 2015 Grants of Plan‑Based Awards table on page 35 and for awards granted to our non‑employee directors during 2015 see the 2015 Director Compensation table on page 10.

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Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders	—	$—	4,663,888(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	4,663,888

(1)    This number includes 4,223,266 shares available for issuance under our Amended and Restated 2005 Stock Incentive Plan and 440,622 shares available for issuance under our Second Amended and Restated 1996 Employee Stock Purchase Plan. Our 2005 Stock Incentive Plan authorizes the issuance of stock options, restricted stock, restricted stock units, performance shares, and other stock-based awards.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

As described under the heading Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with stockholder return over both the short and long term. Under this program, our named executive officers are rewarded for the achievement of specific annual and long-term strategic, financial, and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 21.

We are asking our stockholders to indicate their support for the compensation of our NEOs, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

The Board Recommends a Vote FOR the Approval of the Compensation of Our NEOs,

As Disclosed Pursuant to the Compensation Disclosure Rules of the SEC.

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PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016

The firm of KPMG LLP served as the Company’s independent registered public accounting firm for 2015 and has been appointed by the Company’s Audit Committee to serve in such capacity for 2016. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

The following table sets forth: (1) as “Audit Fees” the aggregate fees billed by KPMG LLP for 2015 and 2014 for professional services rendered for audits of the Company’s annual consolidated financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting; (2) as

“Audit-Related Fees” the aggregate fees billed by KPMG LLP in 2015 and 2014 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements that are not reported under “Audit Fees;” and (3) as “Tax Fees” the aggregate fees billed by KPMG LLP in 2015 and 2014 for federal, state, and foreign tax compliance, tax advice, and tax planning services:

	2015	2014
Audit Fees	$1,430,520	$1,510,900
Audit-Related Fees	410,000	—
Tax Fees	716,380	492,650
Totals	$2,556,900	$2,003,550

Other than as reported above, no other fees were billed by KPMG LLP for 2015 or 2014. All (100%) of the services and fees listed under “Audit-Related Fees” and “Tax Fees” above were pre-approved by the Audit Committee under the procedures described below.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires the Audit Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chairman the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chairman is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2003, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chairman pursuant to the delegated authority referred to above.

Although the Company’s Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting the Company’s stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve in such capacity for 2016 so that the Company will have the benefit of its stockholders’ views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2016. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2016 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends That Stockholders Vote FOR Ratification of the Appointment of KPMG LLP

As Our Independent Registered Public Accounting Firm for Fiscal 2016.

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REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company and provide oversight of our risk and compliance management programs.

We have implemented procedures to assist the Audit Committee with its responsibilities under its charter. During 2015, and thereafter through the completion of the audit of the Company’s consolidated financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management of the Company and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for 2015.

We also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to AU Sec.380.”

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company for 2015 be included in the Company’s Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors:

David G. Barnes, Chairman

Janice I. Obuchowski

Donald B. Reed

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RELATED PARTY TRANSACTIONS

Our Audit Committee Charter, as amended August 21, 2013, requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term “related party transactions” includes all transactions required to be disclosed pursuant to SEC Regulation S-K Item 404. As defined by Item 404, a “related party transaction” is generally any effected or proposed transaction, arrangement, or relationship in which:

1.	The Company was or is to be a participant;
2.	The amount involved exceeds or is expected to exceed $120,000; and
3.	Any “related person” has a direct or indirect interest.

“Related person” generally means:

•	A director or director nominee of the Company;
•	An executive officer of the Company;
•	A stockholder who is known to be the beneficial owner of more than 5% of our common stock;
•

Any “immediate family member” of a director, director nominee, executive officer, or beneficial owner of more than 5% of our common stock. “Immediate family members” include spouse, children, parents, siblings, in-laws, stepparents, and stepchildren and any other person sharing the related person’s household; or

•

Any firm, corporation, or other entity in which any of the foregoing persons: (1) is employed by, or is a director of or a partner or principal in such entity; or (2) has a beneficial ownership interest of 10% or more.

There were no transactions during 2015, and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of Regulation S-K, other than as described in this proxy statement.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2017 proxy statement must submit the proposal so that it is received by us no later than December 13, 2016, and the proposal must contain certain information required by our bylaws. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112.

Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain advance notice and informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the above address.

HOUSEHOLDING

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to stockholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or stockholder communications, please send your written request to CSG Systems International, Inc., 9555 Maroon Circle, Englewood, Colorado 80112, Attn: Investor Relations Department or call us at (303) 200-2000. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

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ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

If you request, we will provide you with a copy of our 2015 Annual Report on Form 10-K for the year ended December 31, 2015, without charge. You should send your written requests to our Investor Relations department at the address on page 58 of this proxy statement or contact the department at (303) 200-2000. The Form 10-K does not constitute and should not be considered a part of this proxy solicitation material, except to the extent specifically incorporated herein.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Joseph T. Ruble

Secretary

April 12, 2016

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN “STREET NAME,” YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

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Appendix A

CSG SYSTEMS INTERNATIONAL, INC.

PERFORMANCE BONUS PROGRAM

1. Purpose.

The purpose of the CSG Systems International, Inc. Performance Bonus Program (the “Program”) is to provide for annual cash bonus awards (a “Bonus Award”) under the Program for (i) the persons designated as executive officers of CSG Systems International, Inc. (the “Company”) by the Board of Directors of the Company and (ii) any other employee of the Company or its subsidiaries who is or may be a “covered employee” of the Company or its subsidiaries as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), that constitute performance‑based compensation within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulations § 1.162-27. For purposes of the Program, “Participant” means a person referred to in the first sentence of this Section 1. Bonus Awards under the Program shall be paid for services performed by a Participant during a calendar year.

2. Administration.

(a) The Program shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). No member of the Committee shall be eligible to participate in the Program. The Committee at all times shall be comprised of two or more members who are “outside directors” for purposes of Section 162(m)(4)(C)(i) of the Code.

(b) The Committee shall have the power and discretionary authority to adopt, amend, and rescind any rules, regulations, and procedures which the Committee deems necessary or appropriate for the operation and administration of the Program and to interpret and rule on any questions relating to any provision of the Program. However, the Committee shall not take any action that would result in the payment of compensation under the Program to any Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code if such payment would not be “performance‑based compensation” within the meaning of Section 162(m) of the Code, as reasonably determined by the Committee.

(c) The decisions of the Committee (including but not limited to decisions as to whether a Participant is entitled to payment of a Bonus Award in whole or in part or not at all) shall be final, conclusive, and binding on all parties, including the Company and each Participant.

(d) The Board from time to time may amend, suspend, or terminate the Program, in whole or in part; provided, that no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval to satisfy the requirements of Section 162(m) of the Code shall be made until the Company has obtained such stockholder approval.

3. Performance Goals.

(a) Not later than ninety (90) days after the beginning of each calendar year, the Committee shall establish in writing (i) one or more Performance Goals (as defined in Section 3(c)) that must be attained in order for a Participant to receive a Bonus Award for such calendar year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the Bonus Award to be paid to a Participant if the applicable Performance Goals are attained. Subject to and consistent with the provisions of the preceding sentence, the Committee shall determine the potential Bonus Award which a Participant shall be eligible to receive for a particular calendar year and may establish terms and conditions in addition to (but not in lieu of) the attainment of Performance Goals that a Participant must satisfy in order to receive such Bonus Award. Actual and potential Bonus Awards and such additional terms and conditions need not be uniform among Participants. The Committee shall have the discretion to revise the amount of a Bonus Award payable to a Participant upon the attainment of Performance Goals solely for the purpose of reducing the amount of or eliminating such Bonus Award. A Participant’s level of satisfaction of any additional terms and conditions established by the

60     CSG Systems International, Inc.       2016 Proxy Statement

Committee for such Participant’s receipt of a Bonus Award shall be relevant only for the purpose of potentially reducing the amount of or eliminating such Participant’s Bonus Award and may not be used to increase such Participant’s Bonus Award beyond that which would be payable based solely upon the Company’s attainment of applicable Performance Goals.

(b) The maximum individual Bonus Award payable to a Participant for any calendar year shall be equal to 200% of the annual incentive target of such Participant as of the last day of such calendar year; provided, however, that in no event may a Participant’s maximum Bonus Award under the Program for any calendar year exceed $3,000,000 or such lesser amount as is established by the Committee for such calendar year.

(c) A “Performance Goal” is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company:

• Revenue	• Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization
• Revenue Growth	• Cash Flow
• Operating Income	• Free Cash Flow
• Adjusted Operating Income	• Stock Price
• Net Income	• Stock Price Growth
• Adjusted Net Income	• Return on Equity
• Earnings Growth	• Return on Investment
• Earnings Per Share	• Total Shareholder Return
• Adjusted Earnings Per Share	• Relative Performance Measures of a Peer Group (2)
• Earnings Before Interest, Taxes, Depreciation, and Amortization
(1)

Performance goals may be particular to an individual program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

(2)	May include: published indices such as the Russell 3000 or S&P 500, peer group companies named in the Compensation Discussion and Analysis or other custom peer group.

Except as provided in Section 3(d), Performance Goals for a calendar year may not be changed once established by the Committee; however, the Committee retains discretion to reduce or eliminate a Participant’s Bonus Award as provided in Section 3(a). Performance Goals may be particular to an individual Participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole. Performance Goals may vary from Participant to Participant and from calendar year to calendar year.

(d) If, after the Committee has established a Performance Goal for a particular calendar year, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense (each event in the preceding clauses (i), (ii), and (iii) being referred to as a “Subsequent Event”) and such Subsequent Event has a materially positive or negative effect upon the attainment of such Performance Goal as originally established, then the Committee shall adjust such original Performance Goal so that such Performance Goal as adjusted is comparable to what such Performance Goal would have been had the Committee taken such Subsequent Event into account when the Committee originally established such Performance Goal.

(e) Notwithstanding any other provision of the Program, the Committee shall have the discretion to pay a Bonus Award to a Participant regardless of the attainment of a Performance Goal in the event of such Participant’s death or termination of employment on account of a long-term disability as determined by the Committee.

4. Communication.

The Committee promptly shall inform each Participant in writing of the Performance Goals applicable to such Participant for a particular calendar year and (subject to the provisions of the Program) the terms and conditions of such Participant’s participation in the Program for such calendar year.

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5. Certification.

Prior to the payment of any Bonus Award, the Committee shall certify in writing that the applicable Performance Goals have been attained. No payment shall be made under the Program in the absence of such certification; however, the attainment or failure to attain Performance Goals under the Program shall not preclude the payment of compensation, including discretionary payments, to a Participant under any other plan, program, agreement, or arrangement of the Company or its subsidiaries, whether now existing or established after the adoption of the Program, on the basis of goals or criteria separate from the business criteria set forth in Section 3(c) or pursuant to the terms of such other plan, program, agreement, or arrangement.

6. Payment of Bonus Awards.

The Company shall pay the Bonus Awards for a calendar year in cash as soon as practicable after the certification of the attainment of the Performance Goals pursuant to Section 5 and the final determination of the amount of each Bonus Award to be paid; provided, that, so long as such certification and determination have occurred, the Company shall pay the Bonus Awards for a calendar year not later than March 15 of the following calendar year; and provided further, that payment of part or all of any Bonus Award shall be deferred by the Company in accordance with the terms of any separate deferred compensation agreement or arrangement applicable to a Participant. As a further condition of the payment of a Participant’s Bonus Award for a particular calendar year, such Participant must be employed by the Company or its subsidiaries on the last day of such calendar year. The Committee may provide, as a further condition of the payment of a Participant’s Bonus Award for a particular calendar year, that the Participant must be employed by the Company or its subsidiaries on the date of the Committee’s certification of the Company’s attainment of the Performance Goals for such calendar year or on any other date subsequent to the last day of such calendar year. Notwithstanding the foregoing, to the extent the payment of the Bonus Award is not subject to any separate deferred compensation agreement, the Bonus Award shall be paid in a cash lump-sum payment made during the calendar year immediately following the calendar year to which the Bonus Award relates (or such other time permitted under Section 409A of the Code).

7. Effective Date of Program.

The Program shall be effective January 1, 2016, subject to approval by stockholders of the Company. No payment shall be made under the Program unless the stockholders of the Company have approved the Program as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27 prior to such payment. The Program shall continue until terminated by the Board but shall be resubmitted to stockholders from time to time as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27.

8. Miscellaneous.

(a) Participants in the Program are unsecured general creditors of the Company, with no secured or preferential right to any assets of the Company or any other entity for payment of Bonus Awards under the Program.

(b) A Participant shall have no right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable to such Participant under the Program. No part of any amounts payable to a Participant under the Program shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony, or separate maintenance owed by such Participant or any other person or be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c) The Program does not constitute a contract of employment between the Company or any of its subsidiaries and any Participant and does not entitle any Participant to continued employment with the Company or any of its subsidiaries.

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(d) The Company and its subsidiaries shall have the right to deduct from all amounts payable to a Participant under the Program any taxes required by law or other amounts authorized by the Participant to be withheld from payments under the Program.

(e) The Company and its subsidiaries reserve the right from time to time to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Participants in the Program.

(f) The Program shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law, and without regard to conflict of law principles.

9. Section 409A.

Notwithstanding anything in the Program to the contrary, the Program and Bonus Awards made under the Program are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify a Bonus Award in any manner and delay the payment of any amounts payable pursuant to a Bonus Award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code; provided, that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect a Participant’s right with respect to a Bonus Award or to require the consent of such Participant. The Committee shall have the right to make additional changes to Bonus Awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

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Appendix B

CSG SYSTEMS INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “Plan”) is to foster and promote the long‑term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees of the Company and its Subsidiaries who are likely to be responsible for achieving such financial success and by attracting and compensating knowledgeable and experienced non‑employee directors of the Company whose services on the Board and its committees can assist such officers and other key employees in the achievement of such financial success.

2. Certain Definitions.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

“Committee” shall have the meaning provided in Section 3 of the Plan.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company” means CSG Systems International, Inc., a Delaware corporation.

“Disability” means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned (or, in the case of a non‑employee director of the Company, the services in such capacity which such non‑employee director is expected to perform) at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as determined by the Committee, the last sale price of the Common Stock as quoted on the NASDAQ Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on the NASDAQ Stock Market on such day, or, if the Common Stock of the Company is listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on the NASDAQ Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over‑ the‑counter market on the day for which the determination is being made as reported through NASDAQ, or, if bid and asked prices for the Common Stock on such day are not reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” means any stock option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

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“Non‑Qualified Stock Option” means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Performance Unit Award” means an award granted pursuant to Section 8.

“Plan Year” means the twelve‑month period beginning on January 1 and ending on December 31; provided, that the first Plan Year shall be a short Plan Year beginning on the date on which the Plan is approved by the stockholders of the Company and ending on December 31 of the calendar year during which such stockholder approval occurs.

“Restricted Stock Award” means an award of Common Stock granted pursuant to Section 9.

“Restricted Stock Unit Award” means an award granted pursuant to Section 10.

“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as in effect from time to time.

“Stock Appreciation Right” means an award granted pursuant to Section 7.

“Stock Bonus Award” means an award of Common Stock granted pursuant to Section 11.

“Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

“Subsidiary” means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or other voting interests are held by the Company or by a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or by a Subsidiary. The plural form of such word is “Subsidiaries”.

3. Administration. The Plan shall be administered by a committee composed solely of two or more members of the Board (the “Committee”) selected by the Board, each of whom shall qualify as a “Non‑Employee Director” within the meaning of Rule 16b‑3 and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee shall have authority to grant to eligible employees of the Company and its Subsidiaries and to non‑employee directors of the Company, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Unit Awards, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Stock Bonus Awards, or (g) any combination of the foregoing; provided, that the Committee may not grant Incentive Stock Options, Performance Unit Awards, or Stock Bonus Awards to non‑employee directors of the Company.

Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees of the Company and its Subsidiaries and the non‑employee directors of the Company to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms, and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent, and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election

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of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Unless otherwise expressly provided in the Plan or by applicable law, all decisions and determinations made by the Committee in the administration and interpretation of the Plan or with respect to any ambiguous or disputed terms of any award or option shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees of the Company and its Subsidiaries and the non‑employee directors of the Company to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers, key employees, and non‑employee directors, and the personal representatives and beneficiaries of the estates of such officers, key employees, and non‑employee directors.

The Committee may, in its sole discretion, vary the provisions of the Plan (except the provisions of Sections 4, 13, 14, 21 (other than to require a grantee’s consent to an amendment of an outstanding option or award), and 24 of the Plan) in order to conform such provisions to the legal requirements of each non‑U.S. jurisdiction where a Subsidiary is located or to better accomplish the purpose of the Plan (including but not limited to the tax treatment of grantees of awards and options) with respect to (i) persons employed in such non‑U.S. jurisdictions who are eligible to receive awards and options under the Plan and (ii) non‑employee directors of the Company who reside in non‑U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub‑plans for such purposes; and the Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan or such sub‑plans in such non‑U.S. jurisdictions. For purposes of clarity, the terms of the Plan which will vary in a particular non‑U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non‑U.S. jurisdiction.

The Committee may delegate to any officer or officers of the Company any of the Committee’s duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, (i) officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant and (ii) non‑employee directors of the Company.

4. Common Stock Subject to the Plan. Subject to adjustment pursuant to Section 20, the maximum number of shares of Common Stock which may be issued under the Plan is 18,700,000; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 20. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Shares of Common Stock subject to a Stock Option or a Stock Appreciation Right granted under the Plan shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as one share for each share subject to the Stock Option or the Stock Appreciation Right. Shares awarded under the Plan as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as two shares for each one share granted as or subject to such Award. Subject to adjustment pursuant to Section 20, the aggregate number of shares of Common Stock subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, or (vi) Stock Bonus Awards granted under the Plan in any Plan Year to any individual may not exceed 600,000, with shares awarded under the Plan to such individual as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award being counted against such aggregate number as two shares for each one share granted as or subject to such Award. Except as otherwise provided in the Plan, any shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest in the grantee of such Award, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company. Shares of Common Stock retained by the Company in full or partial payment of an option exercise price pursuant to Section 6(d)(ii)(B) or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement shall not be available again for the grant of awards or options under the Plan. If a Stock

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Appreciation Right is exercised by a grantee or a Restricted Stock Unit Award vests in a grantee and the Company pays the award to the grantee entirely in cash, then the shares covered by the Stock Appreciation Right or Restricted Stock Unit Award as to which such exercise or vesting occurs shall be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee as to some or all of the shares covered by such Stock Appreciation Right and the Company pays the exercised award to the grantee in whole or in part in shares of Common Stock, then none of the shares as to which such exercise occurs will again be available for the grant of awards or options under the Plan.

5. Eligibility to Receive Awards and Options. Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or any Subsidiary and to non‑employee directors of the Company. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee’s determination that such grantee meets one or more of the criteria referred to in the preceding sentence.

6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non‑Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non‑Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Type of Option. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non‑Qualified Stock Option, as the case may be.

(b) Option Price. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

(c) Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(d) Payment for Shares. The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check, or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee’s exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

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(e) Rights upon Termination of Employment. In the event that an optionee ceases to be employed either by the Company or by a Subsidiary for any reason other than such optionee’s death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee’s legal representative) shall have the right to exercise the Stock Option during its term within a period of three months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee’s legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that (i) the employment of the optionee with the Company or any Subsidiary has been terminated for cause or (ii) the optionee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the optionee (and the optionee’s legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s Disability, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, such optionee or such optionee’s legal representative shall have the right to exercise such Stock Option during its term within a period of six months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s death, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, the personal representative of such optionee’s estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve months after the date of such optionee’s death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 6(e) shall not be applicable to non‑employee directors of the Company.

(f) Rights Upon Termination of Service as a Director. Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in the following paragraph of this Section 6(f) or death, then each outstanding but unexercised Stock Option held by such optionee shall continue to be exercisable only to the extent that it was exercisable at the time that such optionee ceased to be a director of the Company and only until the earlier of (i) three months after such optionee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a non‑employee director of the Company or is at least age 70 with five or more years of service as a non‑employee director of the Company, then each outstanding but unexercised Stock Option held by such optionee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Option.

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Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such optionee’s death automatically shall become exercisable in full (if not already exercisable) upon such optionee’s death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such optionee which was exercisable on the date of such optionee’s death may be exercised by the legal representative of such optionee’s estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of (i) three years after the date of such optionee’s death or (ii) the expiration of the term of such Stock Option.

The foregoing provisions of this Section 6(f) shall be applicable only to non‑employee directors of the Company.

To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non‑ Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

7. Stock Appreciation Rights. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Award. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, in shares of Common Stock (valued at their then Fair Market Value), or in any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option.

(b) Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(c) Rights upon Termination of Employment. In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee’s legal representative) shall have the right to exercise the

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Stock Appreciation Right during its term within a period of three months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee’s legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that (i) the employment of the grantee with the Company or any Subsidiary has been terminated for cause or (ii) the grantee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the grantee (and the grantee’s legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s Disability, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, such grantee or such grantee’s legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, the personal representative of the grantee’s estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve months after the date of such grantee’s death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 7(c) shall not be applicable to non‑employee directors of the Company.

(d) Rights Upon Termination of Service as a Director. Unless the applicable agreement provides otherwise, if a grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under circumstances described in the following paragraph of this Section 7(d) or death, then each outstanding but unexercised Stock Appreciation Right held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a director of the Company and only until the earlier of (i) three months after such grantee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Appreciation Right.

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Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a director of the Company or is at least age 70 with five or more years of service as a director of the Company, then each outstanding but unexercised Stock Appreciation Right held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Appreciation Right which had been held by such grantee for at least twelve months as of the date of such grantee’s death automatically shall become exercisable in full (if not already exercisable) upon such grantee’s death. Each outstanding but unexercised Stock Appreciation Right which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Appreciation Right held by such grantee which was exercisable on the date of such grantee’s death may be exercised by the legal representative of such grantee’s estate or by the beneficiaries of such estate to whom such Stock Appreciation Right is distributed until the earlier of (i) three years after the date of such grantee’s death or (ii) the expiration of the term of such Stock Appreciation Right.

The foregoing provisions of this Section 7(d) shall be applicable only to non‑employee directors of the Company.

8. Performance Unit Awards. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long‑term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

(b) Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

(d) Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code or, with respect to grantees not subject to Section 162(m) of the Code, such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses, or indexes.

(e) Adjustments. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award,

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including the Company’s or another company’s financial performance for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that otherwise would be due upon the attainment of such previously established performance targets. Such adjustments shall be made to reflect major unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(f) Payment of Performance Unit Awards. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period and shall provide such certification thereof as may be necessary to satisfy the requirements of Section 162(m) of the Code. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, in shares of Common Stock (valued at their then Fair Market Value), or in a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

(g) Termination of Employment. In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee’s legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

9. Restricted Stock Awards. Restricted Stock Awards shall (i) consist of shares of Common Stock restricted against transfer, (ii) be subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and (iii) be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Restriction Period. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(b) Restriction upon Transfer. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in

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the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

(c) Payment. The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

(d) Certificates. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear substantially the following legend (in addition to any other legends which may be appropriate):

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CSG Systems International, Inc. 2005 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and CSG Systems International, Inc. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CSG Systems International, Inc.”

The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire and may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates. The Company also may use a book‑entry system of uncertificated shares to administer grants of Restricted Stock Awards and to effect any withholding required by Section 15.

(e) Lapse of Restrictions. Except for preestablished performance objectives established with respect to Restricted Stock Awards to grantees subject to Section 162(m) of the Code, the Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, subject to the provisions of Section 15, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(d), shall be issued to the grantee or the grantee’s legal representative automatically in the case of certificated shares or upon the request of the grantee in the case of uncertificated shares. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award except, with respect to grantees subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of such Restricted Stock Award pursuant to Section 162(m) of the Code.

(f) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

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10. Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the grantees thereof to receive future payments from the Company either in shares of Common Stock or in cash or in a combination of Common Stock and cash at such time or times and on such terms as the Committee shall approve from time to time. The following provisions shall be applicable to Restricted Stock Unit Awards:

(a) Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an agreement, in a form approved by the Committee, which sets forth the number of Restricted Stock Units covered by such Award, the time or times when such Restricted Stock Units will vest in the grantee, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

(b) Payment of Award. Upon the vesting of a Restricted Stock Unit, the Company shall pay the amount of such Restricted Stock Units to the grantee either (i) in shares of Common Stock on the basis of one share of Common Stock for each vested Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value on the vesting date of one share of Common Stock for each vested Restricted Stock Unit, or (iii) in a combination of cash and shares of Common Stock as the Committee in its discretion shall determine with respect to such Award either in the applicable Award agreement or at the time of the vesting of such Restricted Stock Unit.

(c) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Unit Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to the unvested portion of such Restricted Stock Unit Award shall terminate immediately. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

(d) Performance Objectives. To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Unit Awards may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Unit Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

11. Stock Bonus Awards. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group, or unit performance in terms of preestablished objective financial criteria or performance goals or, with respect to participants not subject to Section 162(m) of the Code, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted to reduce or eliminate, but not to increase, a Stock Bonus Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

12. General Restrictions. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of

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the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short‑swing profit recapture liability under Section 16 of the Exchange Act.

13. Single or Multiple Agreements. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

14. Rights of a Stockholder. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee or until uncertificated shares have been credited to an account established for such grantee.

15. No Right to Continue Employment or Service as a Director. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is an employee of the Company or any Subsidiary the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such grantee with or without cause. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is a non‑employee director of the Company the right to continue to serve as a director of the Company.

16. Withholding. The Company’s obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, (iv) deliver shares of Common Stock or pay cash upon the vesting of any Restricted Stock Unit Award, or (v) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state, and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may or must be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable or deliverable upon the exercise, payment or vesting of such Stock Option, Stock Appreciation Right, or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

17. Indemnification. No member of the Board or the Committee, and no officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any award or option granted under the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

18. Non‑Assignability. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution, or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order. No right or benefit under the Plan shall be liable for the debts, liabilities, or alimony or child support obligations of the person entitled to such right or benefit, either by assignment, attachment, or any other method, and shall not be subject to be taken by the creditors or alimony or child support obligees of the person entitled to such right or benefit by any process whatsoever.

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19. Nonuniform Determinations. The Committee’s determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount, and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

20. Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split‑up, spin‑ off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants, and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments not inconsistent with the provisions of Section 22 as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

21. Terms of Payment. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form, and manner of such payment, including but not limited to lump‑sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full‑recourse, limited‑recourse, or non‑recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

22. Termination and Amendment. The Board may terminate the Plan or amend the Plan or any provision thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code, or regulations issued under any of such statutory provisions. The termination or any amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee’s rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, subject to the provisions of Section 20, no such amendment shall, except as otherwise expressly permitted by the Plan, adversely affect the rights of the grantee of such award or grant without such grantee’s consent. Except in connection with a transaction involving the Common Stock (such as but not limited to a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination of shares, or exchange of shares), the Committee may not, without stockholder approval, (i) amend the terms of an outstanding Stock Option so as to reduce the exercise price of such Stock Option, (ii) amend the terms of a Stock Appreciation Right so as to reduce the specified stock price applicable to such Stock Appreciation Right at the time of its grant, or (iii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, other awards, Stock Options with an exercise price that is less than the exercise price of the original Stock Option, or Stock Appreciation Rights with a specified stock price that is less than the specified stock price applicable to the original Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 22, stockholder approval of any action referred to in this Section 22 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code, or any regulations issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the Common Stock are listed or traded.

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23. Severability. With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b‑3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b‑3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards or grants intended to be subject to or governed by Section 162(m) or Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed to be inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

24. Effect on Other Plans. Participation in the Plan shall not affect the eligibility of an employee or a non‑employee director of the Company to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

25. Term of Plan. The Plan shall become effective on the date of its approval by the stockholders of the Company and shall terminate for purposes of further grants on the first to occur of (i) December 31, 2020, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 22. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding under the Plan at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.

26. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

27. Section 409A.

(a) Time and Form of Payment. Notwithstanding anything contained in the Plan or in an award agreement to the contrary, the time and form of payment of an award that is subject to the limitations imposed by Section 409A of the Code shall be set forth in the applicable award agreement on or before the time at which the grantee of the award obtains a legally binding right to the award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b) Delay in Payment. Notwithstanding anything contained in the Plan or an award agreement to the contrary, if the grantee of the award is deemed by the Company at the time of such grantee’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any nonqualified deferred compensation to which such grantee is entitled under the Plan in connection with such separation from service shall not be paid or commence payment until the date which is the first business day following the six‑month period after such grantee’s separation from service (or if earlier, such grantee’s death). Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to such grantee under Section 409A of the Code. Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 27 shall be paid to such grantee or such grantee’s Beneficiary in a lump‑sum payment on the first business day following the expiration of the delay period.

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(c) Amendments. Notwithstanding anything in the Plan to the contrary, the Plan and awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the grantee of an award under the Plan, may amend or modify the terms of an award in any manner and delay the payment of any amounts payable pursuant to an award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect the rights of a grantee of an award under the Plan with respect to an award or to require the consent of such grantee. The Committee reserves the right to make additional changes to the Plan and awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

78     CSG Systems International, Inc.       2016 Proxy Statement

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000272833_1 R1.0.1.25 CSG SYSTEMS INTERNATIONAL, INC. 9555 MAROON CIRCLE ENGLEWOOD, CO 80112 JOSEPH T. RUBLE VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees For Against Abstain 1a Ronald H. Cooper 1b Janice I. Obuchowski 1c Donald B. Reed The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5. For Against Abstain 2. To approve the Performance Bonus Program, as amended and restated; 3. To approve the material terms of the performance goals under the Amended and Restated 2005 Stock Incentive Plan; 4. To approve, on an advisory basis, our executive compensation; and 5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016. NOTE: Any other business that properly comes before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000272833_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. CSG SYSTEMS INTERNATIONAL, INC. Annual Meeting of Stockholders May 26, 2016 8:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Bret C. Griess and Joseph T. Ruble, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the Annual Meeting of stockholders of the Company to be held at the Sofitel Chicago Water Tower Hotel, 20 East Chestnut Street, Chicago, Illinois, at 8:00 a.m. (Central Daylight Time) on May 26, 2016, and at any adjournments or postponements of the meeting, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company to be held on May 26, 2016, the Proxy Statement of the Company for such Annual Meeting, and the 2015 Form 10-K of the Company. Continued and to be signed on reverse side